                                                                     EXHIBIT 2.1

                                                                  CONFORMED COPY



                     AGREEMENT AND PLAN OF REORGANIZATION


                                 by and among

                             DIGITAL ISLAND, INC.

                            BEACH ACQUISITION CORP.

                                      and

                           SANDPIPER NETWORKS, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I THE MERGER                                                           2
     1.1    The Merger.......................................................  2
     1.2    Closing; Effective Time..........................................  2
     1.3    Effect of the Merger.............................................  2
     1.4    Articles of Incorporation; Bylaws................................  2
     1.5    Directors and Officers...........................................  3
     1.6    Effect on Capital Stock..........................................  3
     1.7    Surrender of Certificates........................................  5
     1.8    No Further Ownership Rights in Company Capital Stock.............  7
     1.9    Lost, Stolen or Destroyed Certificates...........................  7
     1.10   Tax Consequences.................................................  7
     1.11   Withholding......................................................  7
     1.12   Exemption from Registration; California Permit;
             Registration Rights.............................................  8
     1.13   Taking of Necessary Action; Further Action.......................  9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY.........................  9
     2.1    Organization, Standing and Power.................................  9
     2.2    Capital Structure................................................ 10
     2.3    Authority........................................................ 11
     2.4    Financial Statements............................................. 12
     2.5    Absence of Certain Changes....................................... 12
     2.6    Absence of Undisclosed Liabilities............................... 13
     2.7    Litigation....................................................... 13
     2.8    Restrictions on Business Activities.............................. 13
     2.9    Governmental Authorization....................................... 13
     2.10   Title to Property................................................ 13
     2.11   Intellectual Property............................................ 14
     2.12   Environmental Matters............................................ 15
     2.13   Taxes............................................................ 16
     2.14   Employee Benefit Plans........................................... 17
     2.15   Certain Agreements Affected by the Merger........................ 20
     2.16   Employee Matters................................................. 20
     2.17   Interested Party Transactions.................................... 21
     2.18   Insurance........................................................ 21
     2.19   Compliance With Laws............................................. 21
     2.20   Minute Books..................................................... 21
     2.21   Accounts Receivable.............................................. 21
     2.22   Customers and Suppliers.......................................... 21
     2.23   Material Contracts............................................... 21
     2.24   No Breach of Material Contracts.................................. 22
     2.25   Year 2000 Compliance............................................. 23
     2.26   Export Control Laws.............................................. 24


     2.27   Product Releases................................................. 24
     2.28   Complete Copies of Materials..................................... 24
     2.29   Shareholder Agreement; Irrevocable Proxies....................... 24
     2.30   Vote Required.................................................... 24
     2.31   Board Approval................................................... 24
     2.32   Tax Treatment.................................................... 24
     2.33   Information Statement and Proxy Statement........................ 25
     2.34   Company Affiliates............................................... 25
     2.35   Brokers' and Finders' Fees....................................... 26
     2.36   Representations Complete......................................... 26

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT......................... 26
     3.1    Organization, Standing and Power................................. 26
     3.2    Capital Structure................................................ 26
     3.3    Authority........................................................ 27
     3.4    SEC Documents; Financial Statements.............................. 28
     3.5    Absence of Certain Changes....................................... 29
     3.6    Absence of Undisclosed Liabilities............................... 29
     3.7    Litigation....................................................... 29
     3.8    Restrictions on Business Activities.............................. 30
     3.9    Intellectual Property............................................ 30
     3.10   Certain Agreements Affected by the Merger........................ 31
     3.11   Principal Contracts.............................................. 31
     3.12   Vote Required; Voting Agreements................................. 32
     3.13   Board Approval................................................... 32
     3.14   Information Statement and Proxy Statement........................ 32
     3.15   Tax Treatment.................................................... 32
     3.16   Broker's and Finders' Fees....................................... 32
     3.17   Complete Copies of Materials; Representations Complete........... 33

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME............................... 33
     4.1    General Conduct of Business...................................... 33
     4.2    Conduct of Business of Company................................... 33
     4.3    Conduct of Parent................................................ 36
     4.4    No Solicitation by Company....................................... 38
     4.5    No Solicitation by Parent........................................ 39

ARTICLE V ADDITIONAL AGREEMENTS.............................................. 40
     5.1    Information Statement and Proxy Statement........................ 40
     5.2    Meetings of Securityholders...................................... 42
     5.3    Access to Information............................................ 42
     5.4    Confidentiality.................................................. 43
     5.5    Public Disclosure................................................ 43
     5.6    Consents; Cooperation............................................ 43
     5.7    Further Assurances............................................... 44
     5.8    Company Shareholder Agreements................................... 45
     5.9    Parent Voting Agreements......................................... 45

     5.10   Blue Sky Laws................................................... 45
     5.11   Employee Benefit Plans.......................................... 46
     5.12   Form S-8........................................................ 47
     5.13   Listing of Additional Shares.................................... 47
     5.14   Escrow Agreement................................................ 47
     5.15   Expenses........................................................ 47
     5.16   Director and Officer Indemnification............................ 47
     5.17   Preferred Stock; Warrants....................................... 47
     5.18   Board Composition............................................... 47

ARTICLE VI CONDITIONS TO THE MERGER......................................... 48
     6.1    Conditions to Obligations of Each Party to Effect the Merger.... 48
     6.2    Additional Conditions to Obligations of Company................. 49
     6.3    Additional Conditions to the Obligations of Parent and
             Merger Sub..................................................... 50

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER............................... 51
     7.1    Termination..................................................... 51
     7.2    Effect of Termination........................................... 52
     7.3    Expenses and Termination Fees................................... 53
     7.4    Amendment....................................................... 53
     7.5    Extension; Waiver............................................... 54

ARTICLE VIII ESCROW AND INDEMNIFICATION..................................... 54
     8.1    Escrow Fund..................................................... 54
     8.2    Indemnification................................................. 54
     8.3    Escrow Period................................................... 55
     8.4    Claims upon Escrow Fund......................................... 55
     8.5    Objections to Claims............................................ 55
     8.6    Resolution of Conflicts; Arbitration............................ 55
     8.7    Shareholders' Agent............................................. 56
     8.8    Actions of the Shareholders' Agent.............................. 57
     8.9    Third-Party Claims.............................................. 57

ARTICLE IX GENERAL PROVISIONS............................................... 57
     9.1    Non-Survival at Effective Time.................................. 58
     9.2    Notices......................................................... 58
     9.3    Interpretation.................................................. 59
     9.4    Counterparts.................................................... 59
     9.5    Entire Agreement; Nonassignability; Parties in Interest......... 59
     9.6    Severability.................................................... 59
     9.7    Remedies Cumulative............................................. 59
     9.8    Governing Law................................................... 60
     9.9    Rules of Construction........................................... 60
     9.10   Definitions..................................................... 60

Exhibits
--------

Exhibit A    Form of Agreement of Merger
Exhibit B    Declaration of Registration Rights
Exhibit C    Form of Shareholder Agreement
Exhibit D    Form of Shareholder Representation Agreement
Exhibit E    Form of Escrow Agreement
Exhibit F    Form of Voting Agreement
Exhibit G    Form of Opinion of Counsel to Company
Exhibit H    Form of Opinion of Counsel to Parent

                     AGREEMENT AND PLAN OF REORGANIZATION

          This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of October 24, 1999, by and among DIGITAL ISLAND, INC., a Delaware corporation ("Parent"), BEACH ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and SANDPIPER NETWORKS, INC., a California corporation ("Company").

                                   RECITALS

          A. The Board of Directors of Company has unanimously (i) determined that it is advisable and fair to, and in the best interests of, Company and its shareholders that, upon the terms and subject to the conditions of this Agreement, Merger Sub merge with and into Company, with Company being the surviving corporation (the "Merger"), (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) determined to recommend the approval of this Agreement and the Merger by the shareholders of Company.

          B. The Board of Directors of Parent has (i) determined that the Merger is advisable and fair to, and in the best interests of, Parent and its stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) determined to recommend the approval by the stockholders of Parent of the issuance of shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") pursuant to this Agreement, as required under the rules and requirements of the Nasdaq National Market.

          C. Pursuant to the Merger, among other things, the outstanding shares of Common Stock, par value $.001 per share ("Company Common Stock"), of Company shall be converted into the right to receive shares of Parent Common Stock, at the rate set forth herein.

          D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a) of the Code.

          E. Concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, certain affiliates of Company have on the date hereof entered into Shareholder Agreements in the form attached hereto as Exhibit C (the "Shareholder
                                          ---------
Agreements") pursuant to which they have agreed, among other things, to vote the shares of Company Common Stock over which such persons have voting power to approve this Agreement and the Merger.

          F. Concurrently with the execution of this Agreement and as an inducement to Company to enter into this Agreement, certain affiliates of Parent have on the date hereof entered into Voting Agreements in the form attached hereto as Exhibit F (the "Voting Agreements") pursuant to which they have
          ---------
agreed, among other things, to vote the shares of Parent Common Stock over which such persons have voting power to approve the issuance of shares of Parent Common Stock pursuant to this Agreement.

          NOW, THEREFORE, in consideration of the foregoing, the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------
          1.1   The Merger.  At the Effective Time (as defined in Section 1.2
                ----------
below) and upon the terms and subject to the conditions of this Agreement, the Agreement of Merger attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the California Corporations Code (the "California Corporations Code"), Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation of the Merger. Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2   Closing; Effective Time.  Unless this Agreement shall have been
                -----------------------
terminated and the transactions contemplated herein shall have been abandoned pursuant to Section 7.1, the closing of the Merger (the "Closing") shall take place as soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI or at such other time as the parties hereto may agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, or at such other location as the parties hereto may agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger, together with the required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of the California Corporations Code (the time of such filing or such later time as may be agreed upon by the parties as set forth in the Merger Agreement being the "Effective Time").

          1.3   Effect of the Merger.  At the Effective Time, the effect of the
                --------------------
Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of the California Corporations Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4   Articles of Incorporation; Bylaws.
                ---------------------------------

                (a) At the Effective Time, the Articles of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the California Corporations Code and such Articles of Incorporation; provided, however, that immediately after the Effective Time the
               --------  -------
Articles of Incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety like the Articles of Incorporation of Merger Sub with Article I of the Articles of Incorporation amended to read as follows: "The name of the corporation is Sandpiper Networks, Inc."

                (b) At the Effective Time, the Bylaws of Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended; provided, however, that immediately after the Effective Time the Bylaws of the Surviving Corporation shall be amended and restated in their entirety so as to read like the Bylaws of Merger Sub.

          1.5   Directors and Officers.  At the Effective Time, (a) the
                ----------------------
directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified, and (b) the officers of Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

          1.6   Effect on Capital Stock. At the Effective Time, by virtue of the
                -----------------------
Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:

                (a)  Conversion of Company Capital Stock. Subject to adjustment
                     -----------------------------------
pursuant to Section 1.6(f) below and subject to the other terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Company ("Company Capital Stock"), each share of Company Capital Stock outstanding immediately prior to the Effective Time (other than shares, if any, held by persons who shall have perfected, and not withdrawn or otherwise forfeited at or prior to the Effective Time, dissenters' or appraisal rights in accordance with the California Corporations Code ("Dissenting Shares")) shall be converted into and exchanged for the right to receive 1.0727 shares of Parent Common Stock (the "Exchange Ratio").

                (b)  Cancellation of Company Capital Stock Owned by Parent,
                     ------------------------------------------------------
Merger Sub or Company.  At the Effective Time, all shares of Company Capital
---------------------
Stock that are owned by Company as treasury stock, and each share of Company Capital Stock (if any) owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or of Company immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof.

                (c)  Options and Warrants.
                     --------------------

                     (i) At the Effective Time, the Company Stock Option Plan, as amended (the "Company Stock Option Plan"), and all options outstanding under the Company Stock Option Plan immediately prior to the Effective Time ("Company Options"), whether vested or unvested, shall be assumed by Parent and thereafter constitute the right to receive options to purchase such number of shares of Parent Common Stock determined in accordance with this Section 1.6(c).

                     (ii) Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan and the applicable stock option agreement as in effect immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the next whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the next whole cent.

                     (iii) At the Effective Time, each warrant to acquire shares of Company Capital Stock (each a "Company Warrant") outstanding immediately prior to the Effective Time shall be converted and exchanged for warrants to purchase such number of shares of Parent Common Stock as shall be equal to the product of (a) the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrants immediately prior to the Effective Time and (b) the Exchange Ratio, such product to be rounded down to the next whole number of shares of Parent Common Stock. The per share exercise price of each Company Warrant shall equal the quotient obtained by dividing (a) the per share exercise price of the Company Warrant at which such warrant was exercisable immediately prior to the Effective Time by (b) the Exchange Ratio rounded up to the next whole cent.

                (d)  Unvested Company Common Stock. If any shares of Company
                     -----------------------------
Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under the Company Stock Option Plan, any applicable restricted stock purchase agreement, or other agreement with Company or under which Company has any rights, then (unless such condition terminates by virtue of the Merger pursuant to the express terms of such agreement) the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly bear any appropriate legends. Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                (e)  Capital Stock of Merger Sub.  At the Effective Time, each
                     ---------------------------
share of common stock, no par value per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                (f)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be
                     -----------------------------
appropriately adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to

Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time and of any increase in the number of shares of Company Common Stock or Parent Common Stock outstanding resulting from any failure of Section 2.2 or Section 3.2 to be correct on the date hereof or any failure by Company to comply with its covenants under Section 4.2 of this Agreement or any failure by Parent to comply with its covenants under Section
4.3 of this Agreement, so as to provide Parent and shareholders of Company the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, like change or increase.

                (g)  Fractional Shares.  No fraction of a share of Parent Common
                     -----------------
Stock will be issued, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the closing bid prices for a share of Parent Common Stock as quoted on the Nasdaq National Market for the twenty (20) trading days immediately preceding (but not including) the last full trading day prior to date on which the Effective Time occurs (the "Closing Market Value").

                (h)  Dissenters' Rights.  Any Dissenting Shares shall not be
                     ------------------
converted into Parent Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Corporations Code. Company agrees that, except with the prior written consent of Parent, or as required under the California Corporations Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of California law, becomes entitled to payment of the fair value for shares of Company Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Company Capital Stock, the number of shares of Parent Common Stock to which such shareholder would otherwise be entitled under this Section 1.6 less the number of shares allocable to such shareholder that have been deposited in the Escrow Fund (as defined below) in respect of such shares of Parent Common Stock pursuant to Section 1.7 and Article VIII hereof.

          1.7   Surrender of Certificates.
                -------------------------

                (a)  Exchange Agent.  Parent's transfer agent or another
                     --------------
institution selected by Parent and reasonably acceptable to Company shall act as exchange agent (the "Exchange Agent") in the Merger.

                (b)  Parent to Provide Common Stock and Cash. Promptly after the
                     ---------------------------------------
Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, (i) the shares of Parent Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Company Capital Stock outstanding immediately prior to the Effective Time less the number of shares of

Parent Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article VIII and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to
Section 1.6(g).

                (c)  Exchange Procedures. Promptly after the Effective Time,
                     -------------------
Parent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock, whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount of cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII hereof) a certificate or certificates representing ten percent (10%) of the Merger Shares which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 1.7. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Parent for certain damages as provided in Article VIII hereof. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.

                (d)  Distributions With Respect to Unexchanged Shares.  No
                     ------------------------------------------------
dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Parent Common Stock.

                (e)  Transfers of Ownership.  If any certificate for shares of
                     ----------------------
Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                (f)  No Liability.  Notwithstanding anything to the contrary in
                     ------------
this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                (g)  Dissenting Shares. The provisions of this Section 1.7 shall
                     -----------------
also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

          1.8   No Further Ownership Rights in Company Capital Stock. All shares
                ----------------------------------------------------
of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

          1.9   Lost, Stolen or Destroyed Certificates. In the event any
                --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          1.10  Tax Consequences. It is intended by the parties hereto that the
                ----------------
Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code.

          1.11  Withholding.  Each of the Surviving Corporation, Parent and the
                -----------
Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that any amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

          1.12  Exemption from Registration; California Permit; Registration
                ------------------------------------------------------------
Rights.
------

                (a) The shares of Parent Common Stock to be issued in the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(10) thereof or, pursuant to Section 1.12(b), pursuant to a registration statement on Form S-4 or by reason of Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder. Subject to the provisions of
Section 5.1(c), the shares of Parent Common Stock to be issued in the Merger will be qualified under the California Corporations Code, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law, and (if deemed necessary by Parent in its good faith judgment) such fairness hearing shall also address the assumption by Parent of all Company Options pursuant to this Agreement. Parent and Company shall each use all requisite commercially reasonable efforts (i) to file, as promptly as practicable following the execution and delivery of this Agreement an application for issuance of a permit pursuant to Section 25121 of the California Corporations Code to issue such securities (and, if deemed necessary by Parent in its good faith judgment, to assume such Company Options) (the "California Permit") and (ii) to obtain the California Permit as promptly as practicable.

                (b) In the event that the California Permit cannot be obtained within a reasonable time or without the imposition of burdensome conditions, then, at Parent's election and with the consent of Company (which shall not be unreasonably withheld), Parent and Company shall use commercially reasonable efforts to effect the issuance of the shares of Parent Common Stock to be issued in the Merger (x) pursuant to a registration statement on Form S-4 or (y) subject to receipt of all required approvals pursuant to Section 1.12(c), in a private placement pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder, on terms and conditions (including rights for the registration of such shares on Form S-3) that are reasonably satisfactory to Parent and Company. The parties hereto acknowledge and agree that in the event of such a private placement: (i) as a condition to effecting such issuance as a private placement pursuant to Section 4(2) of the Securities Act, Parent shall be entitled to obtain from each shareholder of Company a Shareholder Representation Agreement in the form attached hereto as Exhibit D
                                                                    ---------
(or such other form as shall be reasonably satisfactory to Parent and Company) and that Parent will be relying upon the representations made by each shareholder of Company in the applicable Shareholder Representation Agreement in connection with the issuance of Parent Common Stock to such shareholder, (ii) the shares of Parent Common Stock so issued pursuant to Section 1.6 will not be registered under the Securities Act and will constitute "restricted securities" within the meaning of the Securities Act; and (iii) the certificates representing the shares of Parent Common Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

                (c) Subject to receipt of all required approvals pursuant to the Amended and Restated Investors' Rights Agreement (the "Investors' Rights Agreement") dated as of February 19, 1999 among Parent and the securityholders of Parent identified therein, at the Closing, Parent shall execute and deliver a Declaration of Registration Rights in the form attached hereto as Exhibit B.
                                                                  ---------

          1.13  Taking of Necessary Action; Further Action.  If, at any time
                ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company immediately prior to the Effective Time are fully authorized to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                  ARTICLE  II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                   ----------------------------------------

          Except as disclosed in that section of the document of even date herewith delivered by Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") corresponding to the Section of this Agreement to which any of the representations and warranties specifically relate or as disclosed in another section of the Company Disclosure
Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, Company hereby represents and warrants to each of Parent and Merger Sub as follows:

          2.1   Organization, Standing and Power.  Each of Company and its
                --------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Company has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required by law to be so qualified and in good standing. Company has made available to Parent a true and complete copy of the certificate or articles of incorporation or other charter or organizational documents, each as amended, of Company and each of its subsidiaries. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. All of the outstanding shares of capital stock and voting securities of each of Company's subsidiaries owned, directly or indirectly, by Company are duly authorized, validly issued, fully paid and nonassessable, and those shares of capital stock and voting securities of each of Company's subsidiaries owned by Company, directly or indirectly, are free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Company or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

          2.2   Capital Structure.  The authorized capital stock of Company
                -----------------
consists solely of 40,000,000 shares of Company Common Stock, par value $0.001 per share, of which 6,967,575 shares are issued and outstanding, and 15,912,675 shares of Preferred Stock, par value $0.001 per share, of which 9,885,981 shares have been designated Series A Preferred Stock, 9,607,141 shares of which are issued and outstanding and of which 6,026,694 shares have been designated Series B Preferred Stock, 4,820,628 shares of which are issued and outstanding. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, other than pursuant to the exercise of warrants to acquire Company Capital Stock and pursuant to the exercise of Company Options outstanding under the Company Stock Option Plan. Section 2.2 of the Company Disclosure Schedule sets forth a true and complete list (including numbers of shares and/or rights) of holders of Company's capital stock and voting securities, and any persons with rights to acquire Company's capital stock and voting securities, which list will be promptly updated from time to time prior to Closing to reflect any changes thereto (which changes are in any event subject to the restrictions imposed under Section 4.2 below). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws, each as amended, of Company or any agreement to which Company is a party or by which it is bound. Company has reserved 22,425 shares of Company Common Stock for issuance upon the exercise of warrants to purchase Company Common Stock with an exercise price of $1.00 per share, Company Warrants to purchase 278,840 shares of Series A Preferred Stock with an exercise price of $0.70 per share, and Company Warrants to purchase 1,206,066 shares of Series B Preferred Stock with an exercise price between $4.46 and $10.00. Company has reserved 7,524,629 shares of Company Common Stock for issuance pursuant to the Company Stock Option Plan, of which 2,392,975 shares have been issued pursuant to option exercises and 2,677,833 shares are subject to outstanding, unexercised options (of which 728,080 such shares are vested). Except for (i) the rights created pursuant to this Agreement, (ii) the outstanding options under the Company Stock Option Plan, (iii) Company Warrants described above in this
Section 2.2, and (iv) Company's right to repurchase any unvested shares under the Company Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock or voting securities of Company or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of Company's capital stock or voting securities (x) between or among Company and any of its securityholders and (y) to Company's knowledge, between or among any of Company's securityholders. None of the outstanding options permit any accelerated vesting or exercisability of those options or the shares of Company Common Stock subject to those options by reason of the Merger or any other transactions contemplated by this Agreement, and the terms of the Company Stock Option Plan and the outstanding option agreements thereunder each permit the Parent's assumption of those options as options to purchase Parent Common Stock as provided in this Agreement, without the consent or approval of the holders of those options, Company's shareholders, or otherwise, and without any acceleration of the options. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Option Plan have been provided to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Parent. All outstanding shares of Company Capital Stock and all Company Options and warrants to acquire Company Capital Stock from Company were issued in compliance in all material respects with all applicable federal and state securities laws. Section 2.2 of the Company Disclosure Schedule sets forth all notes, bonds, debentures or other evidences of indebtedness of Company, including the name of the holder, the date of issuance, and the principal amount and interest rate of each such debt, as well as the aggregate amount owed to the holder of each such instrument as of September 30, 1999 (including accrued and unpaid interest, and any premiums).

               2.3    Authority.  Company has all requisite corporate power and
                      ---------
authority to enter into this Agreement and the other agreements set forth in the exhibits hereto (the "Ancillary Agreements") to which Company is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval of the Merger by Company's shareholders as contemplated by
Section 6.1(a). Each of this Agreement and the Ancillary Agreements to which Company is a party has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforcement may be limited by
(i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting the rights of creditors generally, or (ii) the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement or any Ancillary Agreement by Company does not, and the performance of Company's obligations hereunder or thereunder and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit, or result in any other consequence, under (i) any provision of the certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended, of Company or any of its subsidiaries or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its subsidiaries or any of their respective properties or assets, except in the case of clause (i) for any conflicts, violations, defaults or other occurrences that would not prevent or materially impair or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, self-regulatory organization or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Company in connection with the execution and delivery of this Agreement, the performance of Company's obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger, as provided in Section 1.2, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities laws or the securities laws of any foreign country, and (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay the Merger or any of the other transactions contemplated by this Agreement.

               2.4    Financial Statements.   Company has delivered to Parent
                      --------------------
the audited consolidated financial statements (including, without limitation, balance sheets, statements of operations and statements of cash flows) of Company and its subsidiaries for the fiscal years ended December 31, 1996, 1997 and 1998, and the unaudited consolidated financial statements (including, without limitation, balance sheet, statement of operations and statement of cash flows) of Company and its subsidiaries as at, and for the nine-month period ended September 30, 1999 (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the financial statements which are not audited do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Company Financial Statements fairly present the financial condition and operating results of Company as of the dates, and for the periods, indicated therein, subject to normal and recurring year-end audit adjustments. Company maintains and will continue to maintain until the Closing an adequate system of internal financial and accounting controls for Company and its subsidiaries. There has been no change in Company's accounting policies since January 1, 1996 except as described in the notes to the Company Financial Statements.

               2.5    Absence of Certain Changes.   Since September 30, 1999
                      --------------------------
(the "Company Balance Sheet Date"), Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Company; (ii) any acquisition, sale or transfer of any material asset of Company or any of its subsidiaries; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any revaluation by Company of any of its or its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company, or any direct or indirect redemption, purchase or other acquisition by Company or any of its subsidiaries of any of its shares of capital stock or other securities;
(v) any amendment or change to the certificate or articles of incorporation or bylaws or other charter or organizational documents of Company or any of its subsidiaries; (vi) any material increase in or modification of the compensation or benefits payable or to become payable by Company or any of its subsidiaries to any of its directors or employees, (vii) any acts or omissions of the types restricted by Section 4.2, or (viii) any negotiation or agreement by Company or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

               2.6    Absence of Undisclosed Liabilities.   None of Company or
                      ----------------------------------
any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the consolidated balance sheet included in the Company Financial Statements as of the Company Balance Sheet Date (the "Company Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date, and (iv) those incurred in connection with the execution and performance of this Agreement.

               2.7    Litigation.   There is no private or governmental action,
                      ----------
suit, proceeding, arbitration or to the knowledge of Company, claim or investigation pending or threatened by or before any agency, court or tribunal, foreign or domestic, against Company or any of its subsidiaries or any of their respective properties or officers or directors (in their capacities as such). There is no judgment, decree or order binding upon or against Company or any of its subsidiaries, or, to the knowledge of Company, any of their respective directors or officers (in their capacities as such). As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or other litigation that Company has pending or threatened against other parties.

               2.8    Restrictions on Business Activities.   There is no
                      -----------------------------------
agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted or as currently proposed to be conducted by Company or any of its subsidiaries.

               2.9    Governmental Authorization.   Each of Company and its
                      --------------------------
subsidiaries has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Company or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the business of Company or any of its subsidiaries or the holding of any such interest ((i) and (ii) herein collectively called "Company Authorizations"), and all of such Company Authorizations are in full force and effect.

               2.10   Title to Property.   Company and its subsidiaries have
                      -----------------
good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the current use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Balance Sheet. The plants, property and equipment of Company and its subsidiaries that are used in the operations of their respective businesses are in a state of repair sufficient for Company's and its subsidiaries' current operations. All properties used in the operations of Company and its subsidiaries are reflected in the Company Balance Sheet to the extent GAAP requires the same to be reflected. Section 2.10 of the Company Disclosure Schedule identifies each parcel of real property owned or leased by Company or any of its subsidiaries.

               2.11   Intellectual Property.
                      ---------------------

                      (a) Company and its subsidiaries own, or are licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, domain names and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of Company and its subsidiaries as currently conducted or as proposed to be conducted by Company and its subsidiaries. Neither Company nor any of its subsidiaries has (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property with any party.

                      (b) Section 2.11 of the Company Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, and all copyrights, domain names and maskworks which are registered or as to which registration has been applied for, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Company or any of its subsidiaries is a party and pursuant to which any person is authorized to use any Intellectual Property except for Company's standard form non-exclusive licenses and sublicenses contained in purchase orders, and (iii) all material licenses, sublicenses and other agreements as to which Company or any of its subsidiaries is a party and pursuant to which Company or any of its subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any product of Company or any of its subsidiaries as of the date of this Agreement.

                      (c) To Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Company or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Company or any of its subsidiaries, by any third party, including any employee or former employee of Company or any of its subsidiaries. Neither Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business.

                      (d) Neither Company nor any of its subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the Ancillary Agreements or the performance of any of their obligations under this Agreement or the Ancillary

Agreements, in breach of any license, sublicense or other agreement relating to any Intellectual Property or Third Party Intellectual Property Rights.

                      (e) All patents, registered trademarks, service marks and copyrights held by Company or any of its subsidiaries are valid and subsisting. Neither Company nor any of its subsidiaries (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, (ii) has any knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party or (iii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                      (f) Each of Company and its subsidiaries has secured written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Company and its subsidiaries do not already own by operation of law, and Company has no reason to believe that any such assignment is not valid or binding.

                      (g) Each of Company and its subsidiaries has taken reasonable steps consistent with prevailing industry practice to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Company or any of its subsidiaries by or to a third party has, to the knowledge of Company, been pursuant to the terms of a written agreement between Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by Company or any of its subsidiaries has been pursuant to the terms of a written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

               2.12   Environmental  Matters.
                      ----------------------

                      (a)   The following terms shall be defined as follows:

                            (i)     "Environmental Laws" shall mean any federal,
state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants.

                            (ii)    "Hazardous Materials" shall mean any toxic
or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental Laws.

                            (iii)   "Property" shall mean all real property
leased or owned by Company or any of its subsidiaries either currently or in the past.

                            (iv)    "Facilities" shall mean all buildings and
improvements on the Property of Company or any of its subsidiaries.

                      (b) (i) To the knowledge of Company, no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) to the knowledge of Company, all Hazardous Materials and wastes have been disposed of in accordance with all Environmental Laws; (iii) neither Company nor any of its subsidiaries has received any notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental Laws; (iv) no administrative actions or suits are pending or, to the knowledge of Company, threatened against Company or any of its subsidiaries relating to a violation of any Environmental Laws; (v) neither Company nor any of its subsidiaries is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring at or prior to the Effective Time; (vi) neither Company nor any subsidiary has received any written or verbal notice that there has been in the past, or is now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) to Company's knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) to Company's knowledge, there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to Company's knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities, the presence of which could reasonably be expected to result in a liability to Company; (x) the Facilities and Company's and its subsidiaries' uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) Company and its subsidiaries have all the permits and licenses required to be issued under Federal, State or local laws regarding Environmental and Safety Laws and are in full compliance with the terms and conditions of those permits.

               2.13   Taxes.   Company and its subsidiaries, and any
                      -----
consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Company is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. The Company Financial Statements, as of September 30, 1999, reflect any unpaid taxes of Company and its subsidiaries in periods through such date, to the extent such are shown as being due on any Tax Returns. Neither Company nor any of its subsidiaries has accrued any material tax liabilities for periods after September 30, 1999. There is (i) no claim for Taxes that is a lien against the property of Company or any of its subsidiaries or is being asserted against Company or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company or any of its subsidiaries being conducted or threatened by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company and currently in effect, and (iv) no agreement, contract or arrangement to which Company or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G (other than agreements or arrangements for which shareholder approval meeting the requirements of Section 280G(b)(5)(B) will be obtained prior to the Closing) or 404 of the Code. Company and its subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Taxable period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Company nor any of its subsidiaries has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any of its subsidiaries. Neither Company nor any of its subsidiaries is now or has ever been a party to any Tax sharing or Tax allocation agreement. Neither Company nor any of its subsidiaries has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither Company nor any of its subsidiaries has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation, estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and returns) required to be filed with respect to Taxes. Each of Company and its subsidiaries is in compliance in all material respects with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government, and the consummation of the Merger shall not materially impair the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order. Target and each of its subsidiaries have in their possession receipts for any Taxes paid to foreign Tax authorities. Neither Target nor any of its subsidiaries has been a "United States real property holding corporation" within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

               2.14   Employee Benefit Plans.
                      ----------------------

                      (a) Section 2.14 of the Company Disclosure Schedule contains a true and complete list, with respect to Company, its subsidiaries and any trade or business (whether or not incorporated) which is treated as a single employer with Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, of (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of ten thousand dollars ($10,000), and loans to officers and directors, (iii) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other material fringe or employee benefit plans, programs or arrangements that apply to senior management of Company and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Company of greater than ten thousand dollars ($10,000) remain for the benefit of, or relating to, any present or former employee, consultant or director of Company or any of its subsidiaries (together, the "Company Employee Plans").


                      (b) Company has furnished to Parent a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any employee communications that are materially inconsistent with the terms of the written Company Employee Plan relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has (i) obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, (ii) has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, or (iii) has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, or (iv) the deadline for filing an application for a determination letter has not yet expired. Company has also furnished Parent with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a). Company has also furnished Parent with all registration statements and prospectuses prepared in connection with each Company Employee Plan.

                      (c) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan; (iii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Company, its subsidiaries and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) neither Company nor any of its subsidiaries or ERISA Affiliates is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (v) all material contributions required to be made by Company or ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Company Employee Plan is covered by, and neither Company nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, and applicable law without liability to Parent (other than the expense associated with full vesting of employer contributions and the ordinary administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company has, in all material respects, prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has, in all material respects, properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action or other litigation has been brought or, to the knowledge of Company, is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. No payment or benefit which will or may be made by Company or any of its subsidiaries to any Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                      (d)   With respect to each Company Employee Plan,
Company has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder.

                      (e) The consummation of the transactions contemplated by this Agreement or any Ancillary Agreement in and of themselves will not (i) entitle any current or former employee of or other service provider to Company, any of its subsidiaries or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement or the Ancillary Agreements, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider, except as provided in Section 2.14 of the Company Disclosure Schedule.

                      (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Company, any of its subsidiaries or any other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Company's financial statements.

                      (g) Neither Company nor any of its subsidiaries currently maintain, sponsor, participate in or contribute to, nor has any of them ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of

Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                      (h) Neither Company, any of its subsidiaries nor any other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in
Section 3(37) of ERISA.

               2.15   Certain Agreements Affected by the Merger.   Subject to
                      -----------------------------------------
Section 1.6, neither the execution and delivery of this Agreement or any Ancillary Agreements nor the performance of any of Company's obligations hereunder or thereunder or the consummation of the transaction contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Company, (ii) materially increase any benefits otherwise payable by Company or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

               2.16   Employee Matters.   Each of Company and its subsidiaries
                      ----------------
is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Each of Company and its subsidiaries has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither Company nor any of its subsidiaries is liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits (other than routine payments to be made in the normal course of business and consistent with past practice). There are no material pending claims against Company or any of its subsidiaries under any workers compensation policy or for long term disability. There are no material controversies pending or, to the knowledge of Company, threatened, between Company or any of its subsidiaries, on one hand, and any of their employees, on the other hand, which controversies have resulted in an action, suit, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Neither Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does Company know of any activities of any labor union to organize any such employees. To Company's knowledge, no employees of Company or any of its subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Company or any of its subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Company or any of its subsidiaries or to the use of trade secrets or proprietary information of others. Except as set forth in Section 2.16 of the Company Disclosure Schedule, neither Company nor any of its subsidiaries is a party to or bound by any employment contract with any of its officers or other employees. No key employee of Company or any of its subsidiaries, other than any employee whose duties are primarily secretarial or clerical, has given notice to Company or any of its subsidiaries, nor is Company otherwise aware, that any such employee intends to terminate his or her employment with Company or any of its subsidiaries.

          2.17 Interested Party Transactions. Neither Company nor any of its
               -----------------------------
subsidiaries is indebted to any director, officer, employee or agent of Company or any such subsidiary (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Company or any of its subsidiaries.

          2.18 Insurance. Company and its  subsidiaries  have  policies of
               ---------
insurance and bonds of the type and in amounts customarily carried by persons conducting business or owning assets similar to those of Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company or the applicable subsidiary is otherwise in compliance with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.19 Compliance With Laws. Each of Company and its subsidiaries has
               --------------------
 complied, and is in compliance, in all material respects with all applicable federal, state, local, foreign and self-regulatory laws, statutes, rules and regulations. Each of Company and its subsidiaries has, and is in compliance in all material respects with, all Company Authorizations necessary to conduct its business or to own and operate its assets.

          2.20 Minute Books. The minute books of Company and its subsidiaries
               ------------
made available to Parent contain a fair summary of all meetings or actions by written consent of directors and shareholders since the time of incorporation of Company and its subsidiaries, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.21 Accounts Receivable. Subject to any reserves set forth in the
               -------------------
Company Financial Statements, the accounts receivable shown on the Company Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Company Financial Statements is sufficient to provide for any losses which may be sustained on realization of the receivables.

          2.22 Customers and Suppliers. No customer which individually accounted
               -----------------------
for more than five percent (5%) of Company's consolidated gross revenues during the 12-month period preceding the date hereof, and no supplier of Company or any of its subsidiaries, has canceled or otherwise terminated, or made any written threat to Company or any of its subsidiaries to cancel or otherwise terminates, its relationship with Company or any of its subsidiaries, or has decreased materially its services or supplies to Company or any of its subsidiaries in the case of any such supplier, or its usage of the services or products of Company or any of its subsidiaries in the case of such customer, and to Company's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Company or any of its subsidiaries or to decrease materially its services or supplies to Company or any of its subsidiaries or its usage of the services or products of Company or any of its subsidiaries, as the case may be.

          2.23 Material Contracts. As of the date of this Agreement, except for
               ------------------
the material contracts described in Section 2.23 of the Company Disclosure Schedule, neither

Company nor any of its subsidiaries is a party to or bound by any material contract or agreement (a "Material Contract"), including without limitation:

               (a) any distributor, sales, advertising, agency or similar contract involving in the case of any such contract more than $100,000 in payments by or to Company or any of its subsidiaries;

               (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than $100,000 over the term of the contract;

               (c) any contract that expires or may be renewed at the option of any person other than Company so as to expire more than one year after the date of this Agreement;

               (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

               (e) any contract for capital expenditures in excess of $100,000 in the aggregate;

               (f) any contract limiting the freedom of Company or any of its subsidiaries to engage in any line of business or to compete with any other person as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any confidentiality, secrecy or non-disclosure contract;

               (g) any contract pursuant to which Company or any of its subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property for more than $100,000 over the term of the contract;

               (h) any contract with any person with whom Company or any of its subsidiaries does not deal at arm's length within the meaning of the Code; or

               (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person.

          2.24 No Breach of Material Contracts. Each of Company and its
               -------------------------------
subsidiaries has performed all of the material obligations required to be performed by it and is entitled to all accrued benefits under, and, to Company's knowledge, is not alleged to be in default in any material respect of any Material Contract. Each of the Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Company or any of its subsidiaries or to Company's knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. Company has provided true and complete copies of all Material Contracts to Parent.

          2.25 Year 2000 Compliance. "Year 2000 Compliant" (or, as the context
               --------------------
may require, "Year 2000 Compliance") means that any particular hardware or software will: (i) process date data from at least the years 1900 through 2101, or involving date information from more than one century, without error, interruption, malfunction, corruption, ceasing to function, generating incorrect data or otherwise producing incorrect results or adversely impacting current or future operations; (ii) maintain functionality with respect to the introduction, processing and output of records containing dates falling on or after January 1, 2000; and (iii) support numeric and date transitions from the twentieth century to the twenty-first century, and back (including, without limitation, all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without error, interruption, malfunction, corruption, ceasing to function, generating incorrect data or otherwise producing incorrect results or adversely impacting current or future operations.

               (a) All of Company's and its subsidiaries' products and services (including products sold to date, products currently being sold or future products), both individually and when operating in conjunction with all other systems, products or services with which they are designed to interface (assuming such other systems, products or services are Year 2000 Compliant), and all material computer software and hardware (including, without limitation, microcode, firmware, system and application programs, files, databases, computer services and microcontrollers, including those embedded in computer and noncomputer equipment) contained in Company's and its subsidiaries' products or services (including products and services sold to date, products and services currently being sold or future products and services) are Year 2000 Compliant.

               (b) All of Company's and its subsidiaries' internal computer systems are, both individually and in conjunction with all other systems with which they interface (assuming such other systems, products or services are Year 2000 Compliant), Year 2000 Compliant.

               (c) Each of Company and its subsidiaries has made inquiries of its key suppliers of services and products and, to knowledge of Company, neither Company nor any of its subsidiaries is relying on the products or services of any third party whose systems, products or services are not Year 2000 Compliant.

               (d) Company does not have any material expenses or other material liabilities associated with securing Year 2000 Compliance, or making contingency arrangements to address Year 2000 Compliance issues, with respect to Company's or its subsidiaries' products or services (including products and services sold to date, products and services currently being sold or future products and services), internal computer systems or the computer systems of Company's or its subsidiaries' key suppliers or customers.

               (e) Neither Company nor any of its subsidiaries has made any representations or warranties specifically relating to the ability of any product or service sold, licensed, rendered, or otherwise provided by Company or its subsidiaries in the conduct of its business to be Year 2000 Compliant.

          2.26 Export Control Laws. Each of Company and its subsidiaries has
               -------------------
conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations.

          2.27 Product Releases. Company has provided Acquiror a schedule of
               ----------------
product releases, which schedule is attached hereto as Section 2.27 of the Company Disclosure Schedule. Company has a good faith reasonable belief that it can achieve the release of products on the schedule described in Section 2.27 of the Company Disclosure Schedule and is not currently aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet such release schedule. Notwithstanding the foregoing, Acquiror acknowledges that there may be events beyond the control of Company that may cause it to be unable to meet such release schedule and that Company makes no representations with respect thereto.

          2.28 Complete Copies of Materials. Company has delivered or made
               ----------------------------
available to Parent true and complete copies of each material document that has been requested in writing by, Parent or its counsel in connection with their legal, financial and accounting review of Company and its subsidiaries.

          2.29 Shareholder Agreement; Irrevocable Proxies. Holders of more than
               ------------------------------------------
50% of the issued and outstanding Company Common Stock, more than 50% of the issued and outstanding Company Series A Preferred Stock, more than 50% of the issued and outstanding Company Series B Preferred Stock and more than 50% of the issued and outstanding Company Capital Stock, have signed and delivered to Parent Shareholder Agreements in the form of Exhibit C hereto and irrevocable
                                             ---------
proxies and market standoff letter agreements in the forms annexed thereto (the "Irrevocable Proxies" and the "Market Standoff Agreements," respectively) and have agreed in writing to vote for approval of the Merger and the transactions contemplated thereby pursuant to such Shareholder Agreements and Irrevocable Proxies. Schedule 2.29 to this Agreement sets forth the names and number of
         -------------
shares held by each of the Holders who have signed and delivered such Shareholder Agreement.

          2.30 Vote Required. The affirmative vote of the holders of more than
               -------------
fifty percent (50%) of the shares of Company Common Stock and each series of Company Preferred Stock outstanding on the record date set for the Company Shareholders Meeting is the only vote of the holders of any of Company's Capital Stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

          2.31 Board Approval. The Board of Directors of Company has unanimously
               --------------
(i) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) determined that the Merger is advisable and on terms fair to, and is in the best interests of, the shareholders of Company and (iii) recommended that the shareholders of Company approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement.

          2.32 Tax Treatment. Neither Company nor, to Company's knowledge, any
               -------------
of its directors or officers has taken any action that would prevent the Merger from qualifying as a

"reorganization" within the meaning of Section 368(a) of the Code. Neither Company nor, to Company's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          2.33 Information Statement and Proxy Statement. The information
               -----------------------------------------
supplied by Company for inclusion in the information statement (as amended or supplemented, the "Information Statement") to be sent to the shareholders of Company in connection with the meeting of Company's shareholders to consider and vote upon this Agreement, the Merger and the other transactions contemplated hereby (the "Company Shareholders Meeting") or in the proxy statement (as amended or supplemented, the "Proxy Statement") to be sent to the stockholders of Parent in connection with the meeting of Parent's stockholders to consider and vote upon the issuance of Parent Common Stock pursuant to this Agreement (the "Parent Stockholders Meeting") or in any registration statement on Form S-4 or S-3 pursuant to Section 1.12 of this Agreement, shall not, on the date the Information Statement (or prospectus in the event of a registration statement on Form S-4) is first sent to Company's shareholders or on the date the Proxy Statement is first sent to Parent's stockholders (as the case may be) , at the time of the Company Shareholders Meeting or the Parent's Stockholders Meeting (as the case may be), or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to matters to be voted on at the Company Shareholders Meeting or the Parent Stockholder Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Company which should be set forth in a supplement to the Information Statement or the Proxy Statement, Company shall promptly inform Parent. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in the Information Statement or the Proxy Statement. The information supplied by Company for inclusion in the application for issuance of a California Permit pursuant to which the shares of Parent Common Stock to be issued in the Merger and the Company Options to be assumed in the Merger will be qualified under the California Corporations Code (the "Permit Application") shall not at the time the fairness hearing is held pursuant to Section 25142 of the California Corporations Code and the time the qualification of such securities is effective under Section 25122 of the California Corporations Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          2.34 Company Affiliates. Section 2.34 of the Company Disclosure
               ------------------
Schedule contains a true and complete list of all persons who, to Company's knowledge, may be deemed to be an "affiliate" within the meaning of Rule 144 and Rule 145 of the Rules and Regulations of the SEC promulgated under the Securities Act for purposes of Accounting Series Releases 130 and 135, as amended (each such person, an "Affiliate" and collectively "Affiliates") of Company.

          2.35 Brokers' and Finders' Fees. Company has not incurred, nor will it
               --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than as set forth in Section 2.35 of the Company Disclosure Schedule. Company has previously furnished to Parent a complete and correct copy of all agreements between Company and the financial advisors set forth in Section 2.35 of the Company Disclosure Schedule, pursuant to which such firms would be entitled to any payment relating to the Merger.

          2.36 Representations Complete. None of the representations or
               ------------------------
warranties made by Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PARENT
                   ----------------------------------------

          Except as disclosed in that section of the document of even date herewith delivered by Parent to Company prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Parent Disclosure
Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, or as disclosed in the statements, reports, registration statements (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statements, and other filings filed with the Securities and Exchange Commission (the "SEC") by Parent on or prior to the date hereof (collectively, the "Parent SEC Documents"), Parent hereby represents and warrants to Company as follows:

          3.1  Organization, Standing and Power. Each of Parent and Merger
               --------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Parent has no material subsidiaries.

          3.2  Capital Structure.
               -----------------

               (a) The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which there were issued and outstanding as of the close of business on June 30, 1999, 35,935,627 shares of Common Stock and no shares of Preferred Stock. All outstanding shares of Parent have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable. Parent has reserved 7,544,000 shares of Parent Common Stock for issuance pursuant to the Parent Stock Option Plan, of which 1,476,351 shares have been issued pursuant to option exercises and 3,674,236 shares are subject to outstanding, unexercised options. As of the date of this Agreement, no warrants to purchase shares of Parent Common Stock are outstanding. Except for (i) the rights created pursuant to this Agreement, (ii) the outstanding options under the Parent's stock option plan, and (iii) Parent's right to repurchase any unvested shares under its stock option plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock or voting securities of Parent or obligating Parent to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for this Agreement, there are no contracts, commitments or agreement relating to voting, purchase or sale of Parent's capital stock or voting securities (i) between or among Parent and any of its securityholders, and (ii) to Parent's knowledge, between or among any of Parent's securityholders. None of the outstanding options permit any accelerated vesting or exercisability of those options or the shares of Parent Common Stock subject to those options by reason of the Merger or any other transactions contemplated by this Agreement. True and complete copies of all agreements and instruments relating to or issued under Parent's stock option plan have been provided to Company and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Company. All outstanding shares of Parent Common Stock and all Parent options and warrants to acquire Parent Common Stock from Parent were issued in compliance in all material respects with all applicable federal and state securities laws.

          (b) The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of common stock, no par value per share ("Merger Sub Common Stock"), of which 1000 shares are issued and outstanding. Parent owns directly all the outstanding shares of Merger Sub Common Stock. The outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

          3.3  Authority. The execution and delivery of this Agreement and the
               ---------
Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, subject only to the approval by Parent's stockholders of the issuance of the Merger Shares pursuant to this Agreement (the "Parent Stockholder Approval"). This Agreement and each Ancillary Agreement has been duly executed and delivered by each of Parent and Merger Sub, as applicable, and constitutes the valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting the rights of creditors generally, or (ii) the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless or whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement or any Ancillary Agreement do not, and the performance of Parent's obligations hereunder or thereunder and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit, or result in any other consequence, under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Sub or their respective properties or assets, except in the case of clause (i) for any conflicts, violations, defaults or other occurrences that would not (A) individually or in the aggregate have a Material Adverse Effect on Parent or any of its subsidiaries or (B) prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or any Ancillary Agreement by Parent and Merger Sub, the performance of Parent's obligations hereunder or thereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger, as provided in Section 1.2, (ii) the filing with and clearance by the SEC of the Proxy Statement and such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities laws or the securities laws of any foreign country, (iii) such filings as may be required under the HSR Act, (iv) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Company Capital Stock in the Merger and upon exercise of the options under the Company Stock Option Plan and warrants assumed by Parent,
(v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or the Ancillary Agreements, and
(vi) the filing with the SEC of a registration statement on Form S-8, or other applicable form, covering the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Option Plan assumed by Parent .

          3.4  SEC Documents; Financial Statements. Parent has made available to
               -----------------------------------
Company, in the form filed with the SEC (including via EDGAR and EDGAR II), the Parent SEC Documents. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in all material respects in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as permitted by Form 10-Q or Form 8-K of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

          3.5  Absence of Certain Changes. Since June 30, 1999 (the "Parent
               --------------------------
Balance Sheet Date"), Parent has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Parent;
(ii) any acquisition, sale or transfer of any material asset of Parent or any of its subsidiaries; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent or any revaluation by Parent of any of its or its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, purchase or other acquisition by Parent or any of its subsidiaries of any of its shares of capital stock or other securities, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;
(v) any amendment or change to the certificate or articles of incorporation or bylaws or other charter or organizational documents of Parent or any of its subsidiaries; (vi) any acts or omissions of the types restricted by Section 4.3, or (vii) any agreement by Parent or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with Company and its representatives regarding the transactions contemplated by this Agreement).

          3.6  Absence of Undisclosed Liabilities. Parent has no material
               ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet included in Parent's Quarterly Report on Form 10-Q for the period ended June 30, 1999 (the "Parent Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Parent Balance Sheet under GAAP, and (iii) those incurred in the ordinary course of business consistent with past practice since the Parent Balance Sheet Date which have not had and could not reasonably be expected to have a Material Adverse Effect on Parent and (iv) those incurred in connection with the execution and performance of this Agreement.

          3.7  Litigation. There is no private or governmental action, suit,
               ----------
proceeding, arbitration or, to the knowledge of Parent, claim or investigation pending or threatened by or before any agency, court or tribunal, foreign or domestic, against Parent or any of its subsidiaries or any of their respective properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Parent or Merger Sub or any of their respective subsidiaries or, to the knowledge of Parent, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay the Merger or any of the other transactions contemplated by this Agreement or any Ancillary Agreement. Section 3.7 of the Parent Disclosure Schedule contains a true and complete list of all actions, suits, proceedings, claims, arbitrations or other litigation that Parent has pending or threatened against other parties as of the date of this Agreement.

          3.8  Restrictions on Business Activities. There is no agreement,
               -----------------------------------
judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as currently proposed to be conducted by Parent or any of its subsidiaries.

          3.9  Intellectual Property.
               ---------------------
          (a) Parent and its subsidiaries own, or are licensed or otherwise possesses legally enforceable rights to use all Intellectual Property that are used or proposed to be used in the business of Parent and its subsidiaries as currently conducted or as proposed to be conducted by Parent and its subsidiaries. Neither Parent nor any of its subsidiaries has (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property with any party.

          (b) Section 3.9 of the Parent Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names, service marks, and copyrights, domain names and maskworks which are registered or to which registration has been applied for, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Parent or any of its subsidiaries is a party and pursuant to which any person is authorized to use any Intellectual Property except for Parent's standard form non-exclusive licenses and sublicenses contained in purchase orders, and (iii) all material licenses, sublicenses and other agreements as to which Parent or any of its subsidiaries is a party and pursuant to which Parent or any of its subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software ("Parent Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any product of Parent or any of its subsidiaries as of the date of this Agreement.

          (c) To Parent's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Parent or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Parent or any of its subsidiaries, by any third party, including any employee or former employee of Parent or any of its subsidiaries. Neither Parent nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business.

          (d) Neither Parent nor any of its subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the Ancillary Agreements or the performance of any of their obligations under this Agreement or the Ancillary Agreements, in breach of any license, sublicense or other agreement relating to any Intellectual Property or Parent Third Party Intellectual Property Rights.

                (e) All patents, registered trademarks, service marks and copyrights held by Parent or any of its subsidiaries are valid and subsisting. Neither Parent nor any of its subsidiaries (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, (ii) has any knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party or (iii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                (f) Each of Parent and its subsidiaries has secured written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Parent and its subsidiaries do not already own by operation of law, and Parent has no reason to believe that any such assignment is not valid or binding.

                (g) Each of Parent and its subsidiaries has taken reasonable steps consistent with prevailing industry practice to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Parent or any of its subsidiaries by or to a third party has, to the knowledge of Parent, been pursuant to the terms of a written agreement between Parent and such third party. All use, disclosure or appropriation of Confidential Information not owned by Parent or any of its subsidiaries has been pursuant to the terms of a written agreement between Parent and the owner of such Confidential Information, or is otherwise lawful.

          3.10  Certain Agreements Affected by the Merger.  Subject to Section
                -----------------------------------------
1.6, neither the execution and delivery of this Agreement or any Ancillary Agreements nor the performance of any of Parent's obligations hereunder or thereunder or the consummation of the transaction contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Parent, (ii) materially increase any benefits otherwise payable by Parent or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          3.11  Principal Contracts.  Section 3.11 of the Parent Disclosure
                -------------------
Schedule sets forth as of the date of this Agreement principal contracts of Parent (each a "Principal Contract") relating to: (i) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP; (ii) any contract limiting the freedom of Parent or any of its subsidiaries to engage in any line of business or to compete with any other person or entity, or any confidentiality, secrecy or non-disclosure contract;
(iii) any contract with any person with whom Parent or any of its subsidiaries does not deal at arm's length within the meaning of the Code. Each of Parent and its subsidiaries has performed all of the material obligations required to be performed by it and is entitled to all accrued benefits under, and, to Parent's knowledge, is not alleged to be in default in any material respect of any Principal Contract. Each of the Principal Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Parent or any of its subsidiaries or to Parent's knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Principal Contract. Parent has made available true and complete copies of all Principal Contracts to Company.

          3.12  Vote Required; Voting Agreements. The affirmative vote of the
                --------------------------------
holders of more than fifty percent (50%) of the shares of Parent Common Stock outstanding on the record date set for the Parent Stockholders Meeting is the only vote of the holders of any of Parent's capital stock necessary to obtain the Parent Stockholder Approval. Holders of more than forty five percent (45%) in the aggregate of all of the issued and outstanding shares of Parent Common Stock as of the date of this Agreement have agreed in writing to vote for the Parent Stockholder Approval pursuant to the Voting Agreements.

          3.13  Board Approval. The Board of Directors of Parent has (i)
                --------------
approved this Agreement and the issuance of the Merger Shares pursuant to this Agreement, (ii) determined that the Merger is advisable and on terms fair to, and is in the best interest of, the stockholders of Parent and (iii) recommended that the stockholders of Parent approve the issuance of the Merger Shares pursuant to this Agreement.

          3.14  Information Statement and Proxy Statement. The information
                -----------------------------------------
supplied by Parent for inclusion in the Information Statement, or in any registration statement on Form S-4 or S-3 pursuant to Section 1.12 of this Agreement, shall not, on the date the Information Statement (or prospectus in the event of a registration statement on Form S-4) is first sent to Company's shareholders or at the time of the Company Shareholders Meeting, contain any statement which at such time is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to matters to be voted on at the Company Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Company which is contained in the Information Statement. The information supplied by Parent and Merger Sub for inclusion in the Permit Application shall not, at the time the fairness hearing is held pursuant to Section 25142 of the California Corporations Code and the time the qualification of such securities is effective under Section 25122 of the California Corporations Code, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.15  Tax Treatment.  Neither Parent nor any of its directors or
                -------------
officers has taken any action that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. Neither Parent nor, to Parent's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code.

          3.16  Broker's and Finders' Fees. Parent and Merger Sub have not
                --------------------------
incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than as set forth in Section 3.16 of the Parent Disclosure Schedule. Parent has previously furnished to Company a complete and correct copy of all agreements between Parent and the financial advisors set forth in Section 3.16 of the Parent Disclosure Schedule, pursuant to which such firms would be entitled to any payment relating to the Merger.

          3.17  Complete Copies of Materials; Representations Complete. Parent
                ------------------------------------------------------
has delivered or made available to Company true and complete copies of each material document that has been requested in writing by, Company or its counsel in connection with their legal, financial and accounting review of Parent and its subsidiaries. None of the representations or warranties made by Parent herein or in any Schedule hereto, including the Parent Disclosure Schedule, or certificate furnished by Parent pursuant to this Agreement contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit (when read in conjunction with the Parent SEC Documents) at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME
                      -----------------------------------

          4.1   General Conduct of Business.  During the period from the date of
                ---------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company and Parent (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party or as approved by a majority of the Merger Integration Committee established pursuant to Section 5.7(d) and except further, in the case of Parent, as required by the fiduciary duties of the Board of Directors of Parent) shall, and shall cause each of its subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted or as otherwise contemplated by the Company Budget as defined in Section 4.2(i) below (in the case of Company) or Parent's FY2000 Plan (in the case of Parent). Company further agrees to, and to cause its subsidiaries to, pay debts and Taxes when due (subject to (i) good faith disputes over such debts or Taxes and (ii) Parent's consent to the filing of material Tax Returns if applicable), pay or perform other obligations when due, and use reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it so that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Company and Parent shall promptly notify each other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect on the other.

          4.2   Conduct of Business of Company.  During the period from the date
                ------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or any Ancillary Agreement, Company shall (and shall cause its subsidiaries to) not do, cause or permit any of the following without the prior written consent of Parent or the prior approval of a majority of the Merger

Integration Committee established pursuant to Section 5.7(d) (including the approval of at least one member thereof designated by Parent):

                (a)  Charter Documents.  Amend, modify, alter or rescind its
                     -----------------
certificate or articles of incorporation or bylaws or other charter or organizational documents;

                (b)  Dividends; Changes in Capital Stock. Declare or pay any
                     -----------------------------------
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                (c)  Stock  Option Plans.  Grant any options or other rights to
                     -------------------
acquire securities of Company (except grants of options to acquire Company Common Stock in the ordinary course of business consistent with past practice, exercisable for a total of not more than one million three hundred thirty three thousand (1,333,000) shares of Company Common Stock), or accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

                (d)  Issuance of Securities.  Issue,  deliver or sell or
                     ----------------------
authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Company Common Stock pursuant to the exercise of Company Options outstanding under the Company Stock Option Plan (or upon the exercise of warrants to acquire Company Common Stock from Company outstanding) as of the date of this Agreement and (ii) grants of options permitted by Section 4.2(c);

                (e)  Material Contracts.  Enter into any material contract or
                     ------------------
commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice;

                (f)  Intellectual Property. Transfer to any person or entity any
                     ---------------------
rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                (g)  Exclusive Rights.  Enter into or amend any agreements
                     ----------------
pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                (h)  Dispositions. Sell, lease, license or otherwise dispose of
                     ------------
or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole except for sales, leases or licenses of products in the ordinary course of business;

                (i)  Indebtedness.  Incur any indebtedness for borrowed money or
                     ------------
guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except in accordance with Company's budget for October 1, 1999 through June 30, 2000 heretofore furnished to Parent (the "Company Budget");

                (j)  Leases.  Enter into any operating lease, except in
                     ------
accordance with the Company Budget;

                (k)  Payment of Obligations. Pay, discharge or satisfy any
                     ----------------------
claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements or in accordance with the Company Budget;

                (l)  Capital Expenditures. Make any capital expenditures,
                     --------------------
capital additions or capital improvements except in accordance with the Company Budget;

                (m)  Insurance.  Materially reduce the amount of any material
                     ---------
insurance coverage provided by existing insurance policies;

                (n)  Termination or Waiver.  Terminate or waive any right of
                     ---------------------
substantial value, other than in the ordinary course of business;


                (o)  Employee Benefit Plans; New Hires; Pay Increases. Adopt or
                     ------------------------------------------------
amend any employee benefit or stock purchase or option plan, elect or appoint any new director, or hire any new officer level employee, pay any special bonus or special remuneration to any employee or director or, other than in the ordinary course of business consistent with past practice, increase the salaries or wage rates of its employees;

                (p)  Severance Arrangements. Grant any severance or termination
                     ----------------------
pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof, identified specifically on the Company Disclosure Schedule and furnished to Parent and its counsel prior to the date hereof;

                (q)  Lawsuits.  Commence a lawsuit other than (i) for the
                     --------
collection of bills, (ii) in such cases where it in good faith reasonably determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                (r)  Acquisitions.  Acquire or agree to acquire, by merging or
                     ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole;

                (s)  Taxes.  Make or change any material election in respect of
                     -----
Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                (t)  Notices.  Fail to give all notices and other information
                     -------
required to be given by Company or any of its subsidiaries to the employees of Company or any of its subsidiaries, any collective bargaining unit representing any group of employees of Company, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

                (u)  Revaluation.  Revalue any of its assets, including without
                     -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                (v)  Domain Names. Change domain names or fail to renew existing
                     ------------
domain name registrations on a timely basis, or

                (w)  Other.  Take or agree in writing or otherwise to take, any
                     -----
of the actions described in Sections 4.2(a) through (v) above or (i) any action which would make any of its representations or warranties contained in this Agreement materially untrue or materially incorrect, or prevent it from performing or cause it not to perform its covenants hereunder in any material respect, (ii) any action that will result in any of the conditions to the Merger as set forth in Article VI not being satisfied or in violation of any provision of this Agreement, or any Ancillary Agreement, except, in every case, as may be required by applicable law, or (iii) any other action that would materially adversely delay or materially adversely impair the ability of Company to consummate the Merger or the other transactions contemplated by this Agreement.

          4.3   Conduct of Parent.  During the period from the date of this
                -----------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or any Ancillary Agreement, Parent shall (and shall cause its subsidiaries to) not do, cause, cause or permit any of the following without the prior written consent of Company or approval of a majority of the Merger Integration Committee established pursuant to Section 5.7(d) (including the approval of at least one member thereof designated by Company):

                (a)  Certain  Actions.  Take or agree in writing or otherwise to
                     ----------------
take, any of the actions described in Sections 4.3(b) through (j) below, or (i) any action which would make any of its representations or warranties contained in this Agreement materially untrue or materially incorrect, or prevent it from performing or cause it not to perform its covenants hereunder in any material respect, (ii) any action that will result in any of the conditions to the Merger as set forth in Article VI not being satisfied or in violation of any provision of this Agreement or any Ancillary Agreement, except, in every case, as may be required by applicable law, or (iii) any other action that would materially adversely delay or materially adversely impair the ability of Parent to consummate the Merger or the other transactions contemplated by this Agreement.

                (b)  Charter Documents.  Amend, modify, alter or rescind its
                     -----------------
certificate or articles of incorporation or bylaws or other charter or organizational documents;

                (c)  Dividends; Changes in Capital Stock.  Declare or pay any
                     -----------------------------------
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                (d)  Intellectual Property. Transfer to any person or entity any
                     ---------------------
rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;


                (e)  Dispositions.  Sell, lease, license or otherwise dispose of
                     ------------
or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole except for sales, leases or licenses of products in the ordinary course of business;

                (f)  Taxes.  Make or change any material election in respect of
                     -----
Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes;

                (g)  Domain Names.  Change domain names or fail to renew
                     ------------
existing domain name registrations on a timely basis;

                (h)  Stock Option Plans. Grant any options or other rights to
                     ------------------
acquire securities of Parent (except grants of options to acquire Parent Common Stock in the ordinary course of business consistent with past practice, exercisable for a total of not more than two million (2,000,000) shares of Parent Common Stock), or accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

                (i)  Issuance of Securities. Issue, deliver or sell or authorize
                     ----------------------
or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Parent Common Stock
(i) pursuant to the exercise of Parent Options outstanding under the Parent Stock Option Plan (or upon the exercise of warrants to acquire Parent Common Stock from Parent outstanding) as of the date of this Agreement or (ii) pursuant to a transaction permitted by Section 4.3(j) below;

                (j)  Acquisitions.  Acquire or agree to acquire, by merging or
                     ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          4.4   No Solicitation by Company.
                --------------------------

                (a) Company agrees that neither it nor any of its subsidiaries nor any of their respective officers, directors, employees, agents and representatives, (including without limitation any investment banker, attorney or accountant retained by it or any of its subsidiaries) (collectively, "Representatives"), will, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any Company Takeover Proposal (as defined below). Company further agrees that neither it nor any of its subsidiaries nor any of their Representatives will, directly or indirectly, engage in any negotiations concerning, or provide any confidential or non-public information or data to, afford access to the properties, books or records of Company or any of its subsidiaries to, or have any discussions with, any person relating to a Company Takeover Proposal, enter into any agreement or instrument relating to a Company Takeover Proposal or otherwise facilitate any effort or attempt to make or implement a Company Takeover Proposal. Company agrees that it will immediately cease and cause to be terminated all existing activities, discussions or negotiations with any parties heretofore with respect to any of the foregoing (if any). Company agrees that it will take the necessary steps to promptly inform each of its Representatives of the obligations undertaken in this Section 4.4 and in the Confidentiality Agreement (as defined in Section 5.4). Company agrees that it will notify Parent promptly if any inquiries, proposals or offers relating to a Company Takeover Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Company or any of its representatives indicating, in connection with such notice, the name of the person making the inquiry, proposal or offer and the material terms and conditions of any proposals or offers and thereafter shall provide Parent with a true and complete copy of such Company Takeover Proposal communication (if it is in writing) and otherwise keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. Company also agrees that it will promptly request each person that has heretofore executed a confidentiality or non-disclosure agreement in connection with its consideration of acquiring it or any of its subsidiaries to return to Company all confidential information heretofore furnished to such person by or on behalf of it or any of its subsidiaries. At the Closing, Company shall assign to Parent the non-exclusive right to enforce the rights of Company and its subsidiaries under any and all confidentiality or non-disclosure agreements entered into between Company and prospective acquirors of Company or any of its subsidiaries.

                (b) The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.4 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 4.4 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

                (c) For purposes of this Agreement, "Company Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Company or the acquisition of ten percent (10%) or more of the outstanding shares of capital stock of Company, or a material portion of the assets of, Company (other than the transactions contemplated by this Agreement), or any other transaction inconsistent with consummation of the transactions contemplated hereby.

          4.5   No Solicitation by Parent.  (a) Parent agrees that neither it
                -------------------------
nor any of its subsidiaries nor any of their respective Representatives, will, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any Parent Takeover Proposal (as hereinafter defined). Parent further agrees that neither it nor any of its subsidiaries nor any of their Representatives will, directly or indirectly, engage in any negotiations concerning, or provide any confidential or non-public information or data to, afford access to the properties, books or records of Parent or any of its subsidiaries to, or have any discussions with, any person relating to a Parent Takeover Proposal, enter into any agreement or instrument relating to a Parent Takeover Proposal or otherwise facilitate any effort or attempt to make or implement a Parent Takeover Proposal (other than a confidentiality agreement covering the information contemplated by the following proviso); provided,
                                                                 --------
however, that nothing contained in this Section 4.5 shall prohibit the Board of
-------
Directors of Parent (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 4.5 or (ii) from providing information in connection with, and negotiating concerning, an unsolicited, bona fide Parent Takeover Proposal if Parent's Board of Directors (x) shall have concluded in good faith, after considering applicable state law, on the basis of written advice of independent outside counsel, that failure to take such action would not be a proper exercise of the fiduciary duties of Parent's Board of Directors to Parent's stockholders under applicable law, and (y) shall have in the exercise of such fiduciary duties to Parent's stockholders determined (taking into account the advice of Parent's independent financial advisor) that such Parent Takeover Proposal provides materially greater value to Parent or its stockholders than the Merger (any such Parent Takeover Proposal being referred to herein as a "Parent Superior Proposal"). Parent agrees that it will immediately cease and cause to be terminated all existing activities, discussions or negotiations with any parties heretofore with respect to any of the foregoing (if any). Parent agrees that it will take the necessary steps to promptly inform each of its Representatives of the obligations undertaken in this Section 4.5 and in the Confidentiality Agreement (as defined in Section 5.4). Parent agrees that it will notify Company promptly if any inquiries, proposals or offers with respect to a Parent Takeover Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Parent or any of its Representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall provide Company with a true and complete copy of such Parent Takeover Proposal communication (if it is in writing) and otherwise keep Company informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. Parent also agrees that it will promptly request each person that has heretofore executed a confidentiality or non-disclosure agreement in connection with its consideration of acquiring it or any of its subsidiaries to return to Parent all confidential information heretofore furnished to such person by or on behalf of it or any of its subsidiaries.

                (b) The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.5 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Company shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 4.5 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

                (c) For purposes of this Agreement, "Parent Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Parent or the acquisition of a majority of the outstanding shares of capital stock of Parent, or all or substantially all of the assets of Parent, or any other transaction inconsistent with consummation of the transactions contemplated hereby, that is conditioned on the denial by Parent stockholders of the Parent Stockholder Approval.

                                  ARTICLE V

                             ADDITIONAL AGREEMENTS
                             ---------------------

          5.1   Information Statement and Proxy Statement.
                -----------------------------------------

                (a) As soon as practicable after the execution of this Agreement, Company shall prepare, with the cooperation and reasonable assistance of Parent, and furnish to its shareholders an Information Statement for the shareholders of Company to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger and a proxy statement for solicitation of shareholder consent to or approval of this Agreement, the Merger and the other transactions contemplated hereby, and may be combined with the Proxy Statement as a joint proxy/information statement. Parent and Company shall each use its reasonable best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and Company agrees to provide promptly to the other such information concerning it and its respective affiliates, directors, officers and securityholders as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Company that Company shareholders approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement, and the conclusion of the

Board of Directors that the terms and conditions of the Merger are fair and reasonable and in the best interests of Company and its shareholders. Anything to the contrary contained herein notwithstanding, Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

               (b) As soon as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of Company, and file with the SEC preliminary proxy materials relating to the Parent Stockholders Meeting and the vote of the stockholders of Parent on the issuance of the Merger Shares pursuant to this Agreement. Parent and Company shall each use its reasonable best efforts to cause the Proxy Statement to comply in all material respects with the Exchange Act and all other applicable federal and state securities law requirements. Each of Parent and Company shall, and shall cause its respective representatives to, fully cooperate with the other such party and its representatives in the preparation of the Proxy Statement, and shall promptly provide to the other such information concerning it and its respective affiliates, directors, officers and securityholders as the other may reasonably request in connection with the preparation of the Proxy Statement. If at any time prior to the Effective Time Company or Parent shall become aware of any fact, event or circumstance that is required to be set forth in an amendment or supplement to the Proxy Statement, such party shall promptly notify the other of such fact, event or circumstance and the other parties shall cooperate with each other in filing with the SEC or any other governmental official and mailing to Parent stockholders such amendment or supplement. The Proxy Statement shall contain the recommendation of the Board of Directors of Parent in favor of the Parent Stockholder Approval; provided, that the Board of Directors of Parent
                             --------
shall have the right to omit, withdraw or modify such recommendation in the event that a Parent Superior Proposal has been made and Parent's Board of Directors has concluded in good faith, after considering applicable state law, on the basis of written advice of outside counsel, that inclusion of such recommendation would not be a proper exercise of the Parent's board of directors' fiduciary duties to Parent's stockholders under applicable law. Notwithstanding any such omission, withdrawal or modification, Parent shall convene and hold (and shall take all action otherwise required by this Agreement to convene and hold) the Parent Stockholders Meeting. Without limiting the generality of the foregoing, Parent shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement (including each preliminary version thereof) and to clear the Proxy Statement as promptly as practicable hereafter. As promptly as practicable after SEC clearance of the Proxy Statement, Parent shall file with the SEC the definitive Proxy Statement and mail or cause to be mailed the Proxy Statement to its stockholders.

               (c) As soon as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of Company, the Permit Application. Parent and Company shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Parent and Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

          5.2   Meetings of Securityholders.
                ---------------------------

                (a) Company shall promptly after the date hereof take all action necessary in accordance with California Corporations Code and its Articles of Incorporation and Bylaws to convene the Company Shareholders Meeting or to secure the written consent of its shareholders within sixty (60) days of the date of this Agreement. Company shall consult with Parent regarding the date of the Company Shareholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders Meeting without the consent of Parent. Company shall use its reasonable best efforts to solicit from shareholders of Company proxies or consent in favor of approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and shall take all other action necessary or advisable to secure the vote or consent of securityholders required to effect the Merger and the other transactions contemplated hereby.

                (b) Parent shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders Meeting within sixty (60) days of mailing of the Proxy Statement to stockholders of Parent and in no event later than May 31, 2000. Parent shall consult with Company regarding the date of the Parent Stockholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Parent Stockholders Meeting without the consent of Company. Parent shall use its reasonable best efforts to solicit from stockholders of Parent proxies in favor of the Parent Stockholder Approval and shall take all other action necessary or advisable to secure the vote or consent of Parent securityholders required to effect the Merger.

          5.3   Access to Information.
                ---------------------

                (a) Each of Parent and Company shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of their respective properties, books, contracts, commitments and records, and (ii) all other information concerning their respective business, properties and personnel as the other may reasonably request. Each of Parent and Company agrees to provide to the other and its accountants, counsel and other representatives copies of internal financial statements, budgets, operating plans and projections promptly upon request.

                (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report material operational matters and the general status of ongoing operations.

                (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          5.4   Confidentiality.  The parties acknowledge that Parent and
                ---------------
Company have previously executed a mutual Confidentiality Agreement dated September 21, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

          5.5   Public Disclosure.  Unless otherwise permitted by this
                -----------------
Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD after consultation with Company.

          5.6   Consents; Cooperation.  Each of Parent, Merger Sub and Company
                ---------------------
will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement or any Ancillary Agreement, including without limitation under the HSR Act. Parent and Company shall have the right to review in advance, and to the extent practicable each will consult with the other as to, in each case subject to applicable laws relating to the exchange of information, all of the information which will appear in any filing made with, or written materials submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement. In the event an injunction or other order shall have been issued which prevents, alters or delays the Merger or any other transaction contemplated hereby, each party agrees to use its reasonable best efforts to have such injunction or other order lifted. Parent and Company and their respective subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement or any Ancillary Agreement, and to consult with the other party with respect to obtaining such permits, consents, approvals and authorizations. Each of Parent and Company agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any third party or Governmental Entity.

          5.7   Further Assurances.  Each of the parties to this Agreement shall
                ------------------
use its reasonable best efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Without limiting the generality of the foregoing:

                (a) Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                (b)  FIRPTA Certificate.  Company shall, prior to the Closing
                     ------------------
Date, provide Parent with a properly executed FIRPTA Certificate, in form and substance reasonably acceptable to Parent, which states that shares of capital stock of Company do not constitute "United States real property interests" under
Section 897(c) of the Code, for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3), and simultaneously with delivery of such FIRPTA Certificate, Company shall provide to Parent, as agent for Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and in form and substance reasonably acceptable to Parent along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of Company upon the Closing of the Merger.

                (c)  Submission of Expenses. Not less than two (2) business days
                     ----------------------
prior to the Closing Date, Company shall deliver to Parent statements of all fees and expenses paid or payable by Company in connection with the Merger (including, without limitation, the fees and expenses of any financial advisors, legal counsel, accountants or other service providers engaged by Company).

                (d)  Merger Integration Committee.  Promptly after the date of
                     ----------------------------
this Agreement, Parent and Company shall establish a committee (the "Merger Integration Committee") to plan for the integration of the parties following the Effective Time and to assist in carrying out certain provisions of this Agreement, as provided herein. The Merger Integration Committee shall consist of seven members, four of whom shall be members of the Board of Directors of Parent and shall be designated by Parent and three of whom shall be members of the Board of Directors of Company and shall be designated by Company. All determinations by the Merger Integration Committee shall be made on the basis of what is in the best interests of Parent and Company as a combined company following the Effective Time.

                (e)  Resignation of Directors.  The directors of Company in
                     ------------------------
office immediately prior to the Effective Time shall have resigned as directors of Company effective as of the Effective Time.

               (f)   Termination of Certain Company Securityholder Agreements.
                     --------------------------------------------------------
Company shall, effective from and after the Effective Time, cause the following agreements to be terminated and of no further force or effect: (i) the Amended and Restated Investors Rights Agreement dated as of January 29, 1999, by and among Company and the investors listed on the signature page thereto, and (ii) the Amended and Restated Co-Sale Agreement dated as of January 29, 1999 and the individuals and entities listed on Exhibit A and Exhibit B thereto.

          5.8   Company Shareholder Agreements.
                ------------------------------

                (a) Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing the list of Affiliates contained in Section 2.34 of the Company Disclosure Schedule and promptly advise Parent of any person who becomes an Affiliate of Company hereafter.

                (b) Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any event prior to the time that the Information Statement is mailed to shareholders of Company), from each Affiliate of Company, an executed Shareholder Agreement substantially in the form attached hereto as Exhibit C and
                                                                   ---------
an Irrevocable Proxy and Market Standoff Agreements substantially in the forms attached as an annexes thereto.

                (c) Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in each case prior to the Effective Time), from each securityholder of Company (whether or not an Affiliate thereof), an executed Shareholder Representation Agreement substantially in the form attached hereto as Exhibit D (the "Shareholder Representation Agreement") and a duly completed
   ---------
Investor Suitability Questionnaire in the form attached as an annex thereto (an "Investor Suitability Questionnaire").

                (d) Company shall not permit the transfer of any shares of Company Capital Stock beneficially owned or held of record by any Company shareholder who has executed a Shareholder Agreement pursuant to Section 5.8(b) above, issue a new certificate representing any such shares or record the vote with respect to any such shares unless and until such Company shareholder shall have complied with the terms of such Shareholder Agreement.

          5.9   Parent Voting Agreements. Section 5.9 of the Parent Disclosure
                ------------------------
Schedule sets forth those persons who may be deemed to be Affiliates of Parent. Parent shall provide Company with such information and documents as Company shall reasonably request for purposes of reviewing such list. Subject to applicable law, Parent shall use its reasonable best efforts to deliver or cause to be delivered to Company a duly executed Voting Agreement in the form of Exhibit F attached hereto from each of the persons identified in Schedule 5.9 as
---------
soon as practicable after the execution hereof (to the extent not executed heretofore). Parent shall not permit the transfer of any shares of Parent Common Stock beneficially owned or held of record by any Parent stockholder who has executed a Voting Agreement pursuant to this Section 5.9, issue a new certificate representing any such shares or record the vote with respect to any such shares unless and until such Parent stockholder shall have complied with the terms of such Voting Agreement.

          5.10  Blue Sky Laws.  Parent shall take such steps as may be necessary
                -------------
to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Merger Shares in connection with the Merger. Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the Merger Shares in connection with the Merger.

          5.11  Employee Benefit Plans.
                ----------------------

                (a)  Assumption of Options.  Company hereby represents and
                     ---------------------
warrants to Parent that Schedule 5.11 hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Company Stock Option Plan, including the number of shares of Company Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the day immediately preceding the Closing Date, Company shall deliver to Parent an updated Schedule 5.11, current as of the Closing Date. Consistent with the terms of the Company Stock Option Plan and the documents governing the outstanding options under such Plan, the Merger will not terminate any of the outstanding options under the Company Stock Option Plan or accelerate the exercisability or vesting of such options or the shares of Parent Common Stock which will be subject to those options upon the Parent's assumption of the options in the Merger. It is the intention of the parties that the options assumed by Parent pursuant to Section 1.6(c) of this Agreement qualify, to the maximum extent permissible, following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within twenty (20) business days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Stock Option Plan, a document in form and substance reasonably satisfactory to the Shareholders' Agent (as defined below) evidencing the foregoing assumption of such option by Parent.

                (b)  Assignment of Repurchase Options. All outstanding rights of
                     --------------------------------
Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the "Repurchase Options") shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Exchange Ratio. Except as disclosed in Schedule 5.11, the consummation of the Merger will not
                       -------------
result in the termination of any Repurchase Options or accelerate the vesting of any shares of Company Common Stock subject to those Repurchase Options.

                (c)  Employee Service Credit.  Company employees who become
                     -----------------------
employed by Parent upon or immediately following the Closing shall be given full credit for their Company service under Parent employee benefit plans for purposes of seniority, eligibility and vesting to the extent allowable by law and not inconsistent with the applicable plan documents. Parent agrees that for purposes of accrual of vacation, PTO benefits or other such benefits, Parent will use the effective date of Company's employees' respective employment with Company. Such Company employees shall, to the extent then otherwise eligible, be allowed to participate in Parent's employee stock purchase plan on the first entry date under such plan following the Closing. Furthermore, to the extent practicable, Parent shall also administer its medical plans so as to credit Company employees with amounts that they have paid prior to the Closing toward satisfying any applicable deductible and "out-of-pocket" maximum applicable under Parent's medical plans.

                (d)  Termination of SIMPLE Plan.  Unless Parent consents
                     --------------------------
otherwise in writing, Company shall, immediately prior to the Closing Date, terminate the Company SIMPLE

Plan described in Section 408(p) of the Code (the "Plan"). Company shall provide to Parent executed resolutions by the Board of Directors of Company authorizing the termination.

          5.12  Form S-8.  Parent shall use its reasonable best efforts to file,
                --------
as soon as practicable after the Effective Date, a registration statement on Form S-8 covering the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Option Plan assumed by Parent. As soon as practicable after the date hereof and prior to the Closing, Company will use its reasonable best efforts to cause all holders of assumed Company Options to agree in writing not to exercise their options pursuant to Section 1.6 until Company has filed a registration statement on Form S-8 in accordance with this Section. Company shall cooperate with and assist Parent in the preparation of such registration statement.

          5.13  Listing of Additional Shares.  As soon as practicable after the
                ----------------------------
Closing, Parent shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Parent Capital Stock issuable upon conversion of the Company Capital Stock in the Merger and upon exercise of options and warrants to acquire Company's Capital Stock assumed by Parent as a result of the Merger.

          5.14  Escrow Agreement.  At or before the Effective Time, the parties
                ----------------
will cause the Escrow Agent and the Shareholders' Agent to execute the Escrow Agreement contemplated by Article VIII in substantially the form attached hereto as Exhibit E, with such reasonable and customary modifications as the escrow
   ---------
agent thereunder may require (the "Escrow Agreement").

          5.15  Expenses.  Whether or not the Merger is consummated, all costs
                --------
and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

          5.16  Director and Officer Indemnification.  Parent agrees not to
                ------------------------------------
cause or allow the Surviving Corporation to modify, and to cause the Surviving Corporation to honor, any rights to indemnification or exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the officers and directors of Company and its subsidiaries as provided in their respective certificates or articles of incorporation or by-laws, as currently in effect.

          5.17  Preferred Stock; Warrants. Company shall use its reasonable best
                -------------------------
efforts to (i) ensure that either all of Company's outstanding Preferred Stock shall have been converted into Company Common Stock in accordance with the Articles of Incorporation of Company or that the Articles of Incorporation of Company shall provide that the Merger shall cause a liquidation event with respect to the Company Preferred Stock and (ii) ensure that all outstanding warrants have been exercised at or prior to the Effective Time.

          5.18  Board Composition.  From and after the Effective Time, the Board
                -----------------
of Directors of Parent shall consist of not more than nine (9) members, and shall initially consist of four (4) members designated by Parent, three (3) members designated by Company and reasonably acceptable to Parent, and two independent members mutually designated by Parent and Company, each of whom shall serve (unless earlier removed in accordance with law) until their respective successors have been elected or appointed and duly qualified. The persons so designated who are not already members of the Board of Directors of Parent shall be duly nominated and elected or appointed as directors of Parent, effective upon the Effective Time, to serve until their successors are duly elected or appointed and qualified. Six months after the Effective Time, one of the four directors designated by Parent and one of the three directors designated by Company shall resign.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER
                           ------------------------


          6.1   Conditions to Obligations of Each Party to Effect the Merger.
                ------------------------------------------------------------
The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                (a)  Securityholder Approval. This Agreement and the Merger
                     -----------------------
shall have been duly approved and adopted by the requisite vote of the holders of Company Capital Stock, and any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of shareholders of Company as is required by the terms of Section 280G(b)(5)(B) and shall be obtained in a manner which satisfies all applicable requirements of such Code Section 280G(b)(5)(B) and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations. The Parent Stockholder Approval shall have been duly obtained.

                (b)  No Injunctions or Restraints; Illegality.  No temporary
                     ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

                (c)  Governmental Approval.  Parent, Company and their
                     ---------------------
respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the other transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Exchange Act and the HSR Act; provided, however, that none of the preceding shall be deemed obtained or made for purposes of satisfying the foregoing condition to Parent's obligation to effect the Merger if it shall impose a non-customary condition or restriction that Parent reasonably determines in good faith could reasonably be expected to result in a Material Adverse Effect on Parent or the Surviving Corporation.

                (d)  Escrow Agreement. Parent, Company, Escrow Agent and the
                     ----------------
Shareholders' Agent shall have entered into the Escrow Agreement.

                (e)  Issuance of Shares.  The fairness hearing shall have been
                     ------------------
held, and the terms of the Merger shall have been determined to be fair, by the Commissioner of Corporations of the State of California and the California Permit shall have been issued by the State of California or a registration statement on Form S-4 with respect to the shares of Parent Common Stock issuable pursuant to Section 1.6(a) shall have been declared effective by the SEC and no stop order with respect thereto shall be in effect. In the alternative, each of the shareholders of Company who is an "accredited investor" shall have delivered an executed copy of the Shareholder Representation Agreement, and the parties shall be reasonably satisfied that the shares of Parent Common Stock to be issued in connection with the Merger pursuant to Section 1.6(a) are issuable without registration pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder and shall be coupled with Form S-3 registration rights reasonably acceptable to Parent and Company. If the shares of Parent Common Stock issuable pursuant to Section 1.6(a) have not been registered on Form S-4, the Declaration of Registration Rights in substantially the form of Exhibit B hereto shall have been approved pursuant to the Investors'
            ---------
Rights Agreement and shall be in full force and effect.

          6.2   Additional Conditions to Obligations of Company.  The
                -----------------------------------------------
obligations of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

                (a)  Representations, Warranties and Covenants.  (i) The
                     -----------------------------------------
representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time (other than representations and warranties expressly made as of an earlier date, which shall have been so true and correct as of such earlier date), except where the failure to be true and correct could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Parent, and (ii) Parent in all material respects shall have performed and complied with all covenants, obligations and conditions of this Agreement and Ancillary Agreements required to be performed and complied with by it as of or prior to the Effective Time (except, in the case of the covenants of Parent in Section
4.1 and Section 4.3, where the failure to perform or comply with such covenants could not reasonably be expected to have a Material Adverse Effect on Parent).

                (b)  Certificate of Parent. Company shall have been provided
                     ---------------------
with a certificate executed on behalf of Parent by its President and its Chief Financial Officer to the effect that the condition set forth in Section 6.2(a) has been satisfied.

                (c)  Third Party Consents. Company shall have been furnished
                     --------------------
with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any Principal Contract of Parent or any of its subsidiaries or otherwise, the failure of which to obtain could reasonably be expected to have a Material Adverse Effect on Parent or the Surviving Corporation.

                (d)  Injunctions or Restraints on Merger and Conduct of
                     -------------------------------------------------
Business. No proceeding brought by any Governmental Entity, domestic or foreign,
--------
seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's conduct or operation of the business of Company, following the Merger shall be in effect, nor shall any proceeding brought by any Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                (e)  Legal Opinion.  Company shall have received a legal opinion
                     -------------
from Parent's legal counsel, Brobeck, Phleger & Harrison LLP, in substantially the form of Exhibit H.

                (f)  Tax Opinion.  Company shall have received a written opinion
                     -----------
of company's legal counsel, Riordan & McKinzie LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Merger Sub and Company.

          6.3   Additional Conditions to the Obligations of Parent and Merger
                -------------------------------------------------------------
Sub.  The obligations of Parent and Merger Sub to consummate and effect the
---
Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Parent:

                (a)  Representations, Warranties and Covenants.  (i) The
                     -----------------------------------------
representations and warranties of Company in this Agreement shall be true and correct in all respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time (other than representations and warranties expressly made as of an earlier date, which shall have been so true and correct as of such earlier date), except where the failure to be true and correct could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company or the Surviving Corporation and (ii) Company in all material respects shall have performed and complied with all covenants, obligations and conditions of this Agreement and the Ancillary Agreements to which it is a party required to be performed and complied with by it as of or prior to the Effective Time (except, in the case of the covenants of Company in Section 4.1 and Section 4.2, where the failure to perform or comply with such covenants could not reasonably be expected to have a Material Adverse Effect on Company or the Surviving Corporation).

                (b)  Certificate of Company.  Parent shall have been provided
                     ----------------------
with a certificate executed on behalf of Company by its President and Chief Financial Officer to the effect that the condition set forth in Section 6.3(a) has been satisfied.

                (c)  Third Party Consents. Parent shall have been furnished with
                     --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any Material Contract of Company or any of its subsidiaries or otherwise, the failure of which to obtain could reasonably be expected to have a Material Adverse Effect on Parent, Company or the Surviving Corporation.

               (d)  Injunctions or Restraints on Merger and Conduct of Business.
                    -----------------------------------------------------------
No proceeding brought by any Governmental Entity, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's conduct or operation of the business of Company, following the Merger shall be in effect, nor shall any proceeding brought by any Governmental Entity, domestic or foreign, seeking the foregoing be pending.

               (e)  Legal Opinion. Parent shall have received a legal opinion
                    -------------
from Company's legal counsel, Riordan & McKinzie LLP, in substantially the form of Exhibit G.
   ---------

               (f)  Tax Opinion. Parent shall have received a written opinion of
                    -----------
Parent's legal counsel, Brobeck, Phleger & Harrison LLP, dated as of the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Merger Sub and Company.

               (g)  Employment and Non-Competition Agreements. Each of the
                    -----------------------------------------
Employment and Non-Competition Agreements executed and delivered by employees of Company set forth on Schedule 6.3(h) contemporaneously with the execution and
                     ---------------
delivery of this Agreement shall be in full force and effect.

               (h)  Certificates. Company shall, prior to the Closing Date,
                    ------------
provide Parent a certificate from the Secretary of State of California and the California Franchise Tax Board as to Company's good standing and payment of all applicable taxes, and such other certificates and closing documents as are reasonably requested by Parent and customary for transactions of the type contemplated hereby.

                                  ARTICLE VII

                      TERMINATION, AMENDMENT AND WAIVER
                      ---------------------------------

          7.1  Termination. At any time prior to the Effective Time, whether
               -----------
before or after approval of the matters presented in connection with the Merger by the shareholders of Company, this Agreement may be terminated:

               (a) by mutual consent duly authorized by the Boards of Directors of Parent and Company;

               (b) by either Parent or Company, if the Closing shall not have occurred on or before May 31, 2000 (provided, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement);

               (c) by Parent, if (i) Company shall breach any representation, warranty, obligation or agreement hereunder in a manner causing conditions precedent to the Closing not to be satisfied and such breach shall not have been cured within twenty (20) business days of receipt by Company of written notice of such breach, provided that the right to terminate this Agreement by Parent
                --------
under this Section 7.1(c)(i) shall not be available to Parent where Parent is at that time in material breach of this Agreement, or (ii) the Board of Directors of Company shall have omitted, withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Parent or recommended, endorsed, accepted or agreed to a Company Takeover Proposal or shall have resolved to do any of the foregoing (it being acknowledged that such action would constitute a breach of this Agreement);

               (d) by Company, if (i) Parent shall breach any representation, warranty, obligation or agreement hereunder in a manner causing conditions precedent to the Closing not to be satisfied and such breach shall not have been cured within twenty (20) business days following receipt by Parent of written notice of such breach, provided that the right to terminate this Agreement by Company under this Section 7.1(d)(i) shall not be available to Company where Company is at that time in material breach of this Agreement, or (ii) the Board of Directors of Parent shall have omitted, withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Company or recommended or endorsed a Parent Takeover Proposal or shall have resolved to do any of the foregoing;

               (e) by Parent if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, (ii) if any required approval of the shareholders of Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof, or (iii) the Parent Stockholder Approval is not obtained at the Parent Stockholders Meeting or at any adjournment thereof; or

               (f) by Company if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, (ii) if any required approval of the shareholders of Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof, or (iii) the Parent Stockholder Approval is not obtained at the Parent Stockholders Meeting or at any adjournment thereof.

          7.2  Effect of Termination. In the event of termination of this
               ---------------------
Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or Company or their respective officers, directors, securityholders or affiliates, except as provided in Section 7.3 and/or except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement involving fraud, intentional misrepresentation or willful misconduct; provided that the provisions of Section
5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this
Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

          7.3  Expenses and Termination Fees. (a) Subject to Sections 7.3(b) and
               -----------------------------
7.3(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

               (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 7.1(c)(ii) or (ii) this Agreement shall be terminated by Parent pursuant to Section 7.1(e)(ii) or by Company pursuant to Section 7.1(f)(ii), in either case following a failure of Company's shareholders to approve this Agreement and, prior to the time of the Company Shareholders Meeting, a Company Takeover Proposal shall have been made which at the time of the Company Shareholders Meeting shall not have been definitively withdrawn by the third party making such proposal, or (iii) Parent shall terminate this Agreement pursuant to Section 7.1(c)(i) and prior to the breach giving rise to such termination a Company Takeover Proposal shall have been made, then, in any such event, in addition to any other remedies Parent may have, Company shall promptly pay to Parent the sum of five million dollars ($5,000,000), and in the event that a Company Takeover Proposal is consummated within twelve months after such termination of this Agreement, Company shall pay to Parent the additional sum of twenty-five million dollars ($25,000,000) upon the consummation of such Company Takeover Proposal.

               (c) In the event that (i) Company shall terminate this Agreement pursuant to Section 7.1(d)(ii), or (ii) this Agreement shall be terminated by Parent pursuant to Section 7.1(e)(iii), or by Company pursuant to Section 7.1(f)(iii), following a failure of Parent stockholders to grant the Parent Stockholder Approval and, prior to the time of the Parent Stockholders Meeting, a Parent Takeover Proposal shall have been publicly announced which shall not have been publicly and definitively withdrawn by the third party making such proposal, or (iii) Company shall terminate this Agreement pursuant to Section 7.1(d)(i) and prior to the breach giving rise to such termination a Parent Takeover Proposal shall have been publicly announced, then, in any such event, in addition to any other remedies Company may have, Parent shall promptly pay to Company the sum of five million dollars ($5,000,000), and, in the event that a Parent Takeover Proposal is consummated within twelve months after such termination of this Agreement, Parent shall pay to Company the additional sum of twenty-five million dollars ($25,000,000) upon the consummation of such Parent Takeover Proposal. In the event that a Parent Takeover Proposal is publicly announced and is thereafter withdrawn, the fact of such withdrawal shall be communicated to Parent stockholders a reasonable time before the Parent Stockholders Meeting, and the Parent Stockholders Meeting shall, if necessary, be adjourned or postponed for a reasonable period to permit dissemination of such information to Parent stockholders, withdrawal of proxies that may have been affected by the announcement or pendency of such Parent Takeover Proposal and resolicitation and submission of new proxies in favor of the Parent Stockholder Approval.

          7.4  Amendment. The boards of directors of the parties hereto may
               ---------
cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to approval of the Merger by the shareholders of Company shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Company Capital Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the

Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Company Capital Stock.

          7.5  Extension; Waiver. At any time prior to the Effective Time any
               -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE  VIII

                          ESCROW AND INDEMNIFICATION
                          --------------------------

          8.1  Escrow Fund. As soon as practicable after the Effective Time, ten
               -----------
percent (10%) of the Merger Shares issued at the Closing or to which holders of Company Capital Stock are entitled to receive by virtue of the Merger (the "Escrow Shares") shall be registered in the name of, and be deposited with, State Street Bank and Trust Company (or another institution selected by Parent with the reasonable consent of Company) as escrow agent (the "Escrow Agent"), such deposit (together with interest and other income thereon) to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit E. The Escrow Fund shall be available to compensate Parent pursuant to the indemnification obligations of the shareholders of Company.

          8.2  Indemnification. Subject to the limitations set forth in this
               ---------------
Article VIII, the shareholders of Company will indemnify and hold harmless Parent and its officers, directors, agents and employees, and each person, if any, who controls or may control Parent within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries by Parent under existing insurance policies or indemnities from third parties (collectively, "Damages") arising out of any misrepresentation or breach of or default in any of the representations, warranties, covenants and agreements given or made by Company in or pursuant to this Agreement, the Company Disclosure Schedules or any exhibit or schedule to this Agreement, including any agreement entered into by Parent and Company in connection with this Agreement and any certificates delivered pursuant to Article VI hereof. The Escrow Fund shall be security for this indemnity obligation subject to the limitations in this Agreement. Parent and Company each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of shares Parent would have agreed to issue in connection with the Merger. If the Merger is consummated, recovery from the Escrow Fund shall be the sole and exclusive remedy under this Agreement for any breach or default in connection with any of the representations, warranties, covenants or agreements set forth in this Agreement or any exhibit hereto, absent fraud, intentional misrepresentation or willful breach. Nothing in this Agreement shall limit the liability (i) of Company for any breach of any representation, warranty or covenant if the Merger is not consummated, or (ii) of any Company shareholder in connection with any breach by such shareholder of the Shareholder Representation Agreement, the Shareholder Agreement or the Irrevocable Proxy. No claim for indemnification after the Effective Time shall be made under this Article VIII unless and until aggregate Damages (including Damages pursuant to all prior claims) exceed two million dollars ($2,000,000), and then only to the extent that aggregate Damages exceed such amount.

          8.3 Escrow Period. The Escrow Period shall terminate upon the
              -------------
following dates: (a) for matters expected to be encountered and resolved in the audit of Parent's financial statements for its fiscal year ending September 30, 2000, the earlier of the first anniversary of the Closing Date or the date on which Parent publishes the combined audited financial statements of Parent and Company for the fiscal year which includes the Closing Date and (b) for all other matters, the first anniversary of the Closing Date; provided, however, that a portion of the Escrow Shares, which is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Parent shall deliver to the Escrow Agent a certificate specifying the Effective Time.

          8.4  Claims upon Escrow Fund. Upon receipt by the Escrow Agent on or
               -----------------------
before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"), setting forth the estimate of Damages and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.5 and 8.6 below, deliver to Parent out of the Escrow Fund, as promptly as practicable, Parent Common Stock or other assets held in the Escrow Fund having a value equal to such Damages. For the purpose of compensating Parent for its Damages pursuant to this Agreement, the Parent Common Stock in the Escrow Fund shall be valued at the Closing Market Value (the "Escrow Value").

          8.5  Objections to Claims. At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (defined in Section 8.7 below) and for a period of twenty (20) days after such delivery to the Shareholders' Agent of such Officer's Certificate, the Escrow Agent shall make no delivery of Parent Common Stock or other property pursuant to Section 8.4 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such twenty (20) day period, the Escrow Agent shall make delivery of the Parent Common Stock or other property in the Escrow Fund in accordance with Section 8.4 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such twenty (20) day period.

          8.6  Resolution  of Conflicts; Arbitration.
               -------------------------------------

               (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, Parent shall have ten (10) days after receipt by the Escrow Agent of an objection by the Shareholders' Agent to respond in a written statement to the objection of the Shareholders' Agent. If after such ten (10) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for ten (10) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

               (b) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.5 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

               (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara, San Mateo or San Francisco County, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.6(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party unless the arbitrators award Parent more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, Company shareholders for whom shares of Company Common Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

          8.7  Shareholders' Agent.
               -------------------

               (a) Thomas R. Govreau shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of Company shareholders to give and receive notices and communications, to authorize delivery to Parent of the Parent Common Stock or other property from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to Parent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each Company shareholder.

               (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Each Company shareholder shall jointly and severally indemnify the Shareholders Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

               (c) The Shareholders' Agent shall have reasonable access to information about Company and the reasonable assistance of Company's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          8.8  Actions of the Shareholders' Agent. A decision, act, consent or
               ----------------------------------
instruction of the Shareholders' Agent shall constitute a decision of all Company shareholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Company shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

          8.9  Third-Party Claims. In the event Parent becomes aware of a
               ------------------
third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Company shareholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that Parent may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.6 or any other provision of this Article VIII to the amount of any claim by Parent against the Escrow Fund for indemnity with respect to such settlement.

                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

          9.1  Non-Survival at Effective Time. The representations and
               ------------------------------
warranties set forth herein shall survive until the expiration of twelve (12) months after the Effective Time. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in
Article I, Section 5.4 (Confidentiality), 5.7 (Further Assurances), 5.8 (Company Shareholder Agreements), 5.10 (Blue Sky Laws), 5.11 (Employee Benefit Plans),
5.12 (Form S-8), 5.13 (Listing of Additional Shares), 5.16 (Expenses), 5.18 (Director and Officer Indemnification), 7.3 (Expenses and Termination Fees), 7.4 (Amendment), Article VIII and this Article IX shall survive the Effective Date and the Closing.

          9.2  Notices. All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or by reputable overnight courier or sent via facsimile (with confirmation of receipt and followed by delivery by one of the other methods described in this Section) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a)  if to Parent, to:

                    Digital Island, Inc.
                    45 Fremont Street
                    12th Floor
                    San Francisco, CA 94111
                    Attention: Ruann F. Ernst
                    Facsimile No.: (415) 738-4141
                    Telephone No.: (415) 738-4100

               with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place
                    Palo Alto, CA 94303
                    Attention:  Curtis L. Mo, Esq.
                                with a copy to Rod J. Howard, Esq.
                    Facsimile No.: (650) 496-2715
                    Telephone No.: (650) 424-0160

               (b)  if to Company, to:

                    Sandpiper Networks, Inc.
                    225 W. Hillcrest Dr.
                    Suite 250
                    Thousand Oaks, CA 91360
                    Attention: Leo S. Spiegel
                    Facsimile No.: (805) 370-2121
                    Telephone No.: (805) 370-2100

               with a copy to:

                    Riordan & McKinzie
                    5743 Corsa Ave.
                    Suite 116
                    Westlake Village, CA 91362
                    Attention: Larry Weeks, Esq.
                    Facsimile No.: (818) 706-2956
                    Telephone No.: (818) 706-1800

          9.3  Interpretation. When a reference is made in this Agreement to
               --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.4  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.5  Entire Agreement; Nonassignability; Parties in Interest. This
               -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Company Disclosure Schedule, the Parent Disclosure Schedule and the other Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a), (c), (d), (f) and (g), 1.7, 1.9, 1.12, 5.11, 5.12 and 5.18; and (c)
shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

          9.6  Severability. In the event that any provision of this Agreement,
               ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          9.7  Remedies Cumulative. Except as otherwise provided herein, any and
               -------------------
all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          9.8  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of California without reference to such state's principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

          9.9  Rules of Construction. The parties hereto agree that they have
               ---------------------
been represented by legal counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          9.10 Definitions. For purposes of this Agreement, the following terms
               -----------
shall have the meanings set forth below:

               (a) "Material Adverse Effect" means, with respect to any person or entity, any event, change or effect that is materially adverse to the business, operations, personnel, condition (financial or otherwise), properties, assets (including intangible assets), liabilities, or results of operations of such person or entity and its subsidiaries, taking such person or entity together with its subsidiaries as a whole, provided, that none of the following,
                                           --------
either alone or in combination, shall constitute, in and of itself or in and of themselves, a Material Adverse Effect: changes, events and effects that are directly caused by (i) conditions affecting national, regional or world economies as a whole (to the extent such person or entity is not disproportionately affected), (ii) conditions affecting the industry or industries, as a whole, in which such person or entity participates (to the extent such person or entity is not disproportionately affected), (iii) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement, (iv) failure of Parent to meet the revenue or earnings predictions of equity analysts (as reflected in the First Call consensus estimate), or any other published revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, or
(v) changes in the market price or trading volume of Parent capital stock.

               (b) The term "knowledge" means, with respect to any party, the actual knowledge after reasonable inquiry of the directors and officers of such party and employees of such party charged with senior administrative or operational responsibility for matters as to which knowledge is ascribed.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its respective officer thereunto duly authorized, all as of the date first written above.

                               DIGITAL ISLAND, INC.



                               By:    /s/ T.L. Thompson
                                   ------------------------------------------
                                   Name:  T.L. Thompson
                                   Title: Chief Financial Officer & Secretary



                               BEACH ACQUISITION CORP.



                               By:    /s/ T.L. Thompson
                                   ------------------------------------------
                                   Name: T.L. Thompson
                                   Title: Chief Financial Officer & Secretary



                               SANDPIPER NETWORKS, INC.


                               By:    /s/ Leo S Spiegal
                                   ------------------------------------------
                                   Name: Leo S Spiegel
                                   Title: Chairman, President and CEO

                                   EXHIBIT A
                                   ---------

                              AGREEMENT OF MERGER

                                       OF

                              DIGITAL ISLAND, INC.

                            BEACH ACQUISITION CORP.

                                      AND

                            SANDPIPER NETWORKS, INC.

          This Agreement of Merger, dated as of the _____ day of ___________ ("Merger Agreement"), among Digital Island, Inc. a Delaware corporation ("Parent"), Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Sandpiper Networks, Inc., a California corporation ("Company").

                                    RECITALS
                                    --------

          A. Company was incorporated in the State of California on December 23, 1996 and on the date hereof has outstanding __________ shares of Common Stock ("Company Common Stock") and __________ shares of Preferred Stock ("Company Preferred Stock").

          B. Parent, Merger Sub and Company have entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") providing for the merger ("Merger") of Merger Sub with and into Company.

          C. The Boards of Directors of Parent, Company and Merger Sub and the shareholders of Company have approved the Merger.

                                   AGREEMENTS
                                   ----------

          The parties hereto hereby agree as follows:

          1. Merger Sub shall be merged with and into Company, and Company shall be the surviving corporation (the "Surviving Corporation").

          2. The Merger shall become effective at such time (the "Effective Time") as this Merger Agreement and the officers' certificate of Company is filed with the Secretary of State of the State of California pursuant to
     Section 1103 of the Corporations Code of the State of California.

          3. At the Effective Time (i) all shares of Company Common Stock that are owned directly or indirectly by Company, Parent, Merger Sub or any other subsidiary of Parent shall be cancelled, and no securities of Parent or other consideration shall be delivered in exchange therefor, (ii) each of the issued and outstanding shares of Company Common Stock (other than shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Section 1300 et seq. of the California Corporations Code, referred to hereinafter as "Dissenting Shares") shall be converted automatically into and exchanged for __________ of a share of Parent Common Stock. Those shares of Parent Common Stock to be issued as provided in this Section 3 are referred to herein as the "Parent Shares."

          4. Any Dissenting Shares shall not be converted into Parent Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the law of the State of California. If after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, then as of the occurrence of the event which causes the loss of such status, such shares shall be converted into Parent Common Stock in accordance with
     Section 3.

          5. Notwithstanding any other term or provision hereof, no fractional shares of Parent Common Stock shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise, but for rounding as provided herein, be entitled to receive a fraction of a share of Parent Common Stock shall receive from Parent an amount of cash equal to the per share market value of Parent Common Stock (deemed to be $________________) multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled. The fractional share interests of each Company shareholder shall be aggregated, so that no Company shareholder shall receive cash in an amount greater than the value of one full share of Parent Common Stock.

          6. The conversion of Company Common Stock into Parent Common Stock as provided by this Merger Agreement shall occur automatically at the Effective Time without action by the holders thereof. Each holder of Company Common Stock shall thereupon be entitled to receive shares of Parent Common Stock in accordance with the Agreement and Plan of Reorganization.

          7. Also, at the Effective Time, each share of Common Stock of Merger Sub outstanding immediately prior to the Effective Time shall automatically be converted into and exchanged for one share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          8. At the Effective Time, the separate existence of Merger Sub shall cease, and Company shall succeed, without other transfer, to all of the rights and properties of Merger Sub and shall be subject to all the debts and liabilities thereof in the same manner as if Company had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired.

          9. At the Effective Time, Company's Stock Option Plan, as amended (the "Company Stock Option Plan"), and all options to purchase Company Common Stock then outstanding under the Company Stock Option Plan shall be assumed by Parent.

          10. This Merger Agreement is intended as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

               (a) The Articles of Incorporation of Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation unless and until thereafter amended, provided however, that immediately after the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety like the Articles of Incorporation of Merger Sub with Article 1 of the Articles of Incorporation amended to read as follows: "The name of the corporation is Sandpiper Networks, Inc."

               (b) The Bylaws of Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

               (c) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation. The officers of Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

          12. (a) Notwithstanding the approval of this Merger Agreement by the shareholders of Company, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of Parent and Company.

               (b) Notwithstanding the approval of this Merger Agreement by the shareholders of Company, this Merger Agreement shall terminate in the event that the Agreement and Plan of Reorganization shall be terminated as therein provided.

              (c) In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Company or Parent or their respective officers, directors or shareholders, except as otherwise provided in the Agreement and Plan of Reorganization.

               (d) This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

               (e) This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of Company, but, after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

                                   DIGITAL ISLAND, INC.


                                   By: __________________________________
                                       [Name]
                                       President

                                   By: _________________________________
                                       [Name]
                                       Secretary


                                   BEACH ACQUISITION CORP.


                                   By: _________________________________
                                       [Name]
                                       President

                                   By: _________________________________
                                       [Name]
                                       Secretary


                                   SANDPIPER NETWORKS, INC.


                                   By: _________________________________
                                       [Name]
                                       President

                                   By: _________________________________
                                       [Name]
                                       Secretary


                    [SIGNATURE PAGE TO AGREEMENT OF MERGER]

                             OFFICERS' CERTIFICATE

                                       OF

                            SANDPIPER NETWORKS, INC.

          ____________________, President, and ____________________, Secretary,
     of Sandpiper Networks, Inc., a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby certify:

          1    That they are the duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

          2    There are two authorized class of shares, consisting of
     ____________ shares of Common Stock, of which ____________ shares are outstanding and entitled to vote on the Agreement of Merger in the form attached and __________ shares of Preferred Stock, of which __________ shares are outstanding and entitled to vote on such Agreement of Merger.

          3    The Agreement of Merger in the form attached was duly approved by the Board of Directors of the Corporation in accordance with the California Corporations Code.

          4 Approval of the Agreement of Merger by the holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock was required. The percentage of the outstanding shares of each such class of the Corporation's shares entitled to vote on the Agreement of Merger which voted to approve the Agreement of Merger equaled or exceeded the vote required.

          Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in __________, California, on ____________________.



                                   By: _______________________________
                                       [Name]
                                       President


                                   By: _______________________________
                                       [Name]
                                       Secretary

                             OFFICERS' CERTIFICATE

                                       OF

                              DIGITAL ISLAND, INC.



          ____________________, President, and ____________________, Secretary,
     of Digital Island, Inc. a Delaware corporation ("Parent"), hereby certify that:

          1    That they are duly elected, acting and qualified President and
     Secretary, respectively, of Parent.

          2    There are two authorized classes of shares, consisting of (i)
     100,000,000 shares of Common Stock, of which _________ shares were issued and outstanding on _______________, 1999, and (ii) 10,000,000 shares of
     Preferred Stock, none of which are issued and outstanding.

          3    The Agreement of Merger in the form attached was approved by the
     Board of Directors of Parent in accordance with the Delaware General Corporation Law.

          4    No vote of the shareholders of Parent was required pursuant to
     Section 1201(b) of the California Corporations Code and Section 252 of the Delaware General Corporation Law with respect to the merger under the Agreement of Merger. The issuance of Common Stock pursuant to the merger was required to be approved by the holders of at least a majority of the outstanding shares of Common Stock. A majority of the outstanding shares of Common Stock approved such issuance of Common Stock.

          Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in __________, California on ____________________.



                                    __________________________________
                                    [Name]
                                    Secretary



                                    __________________________________
                                    [Name]
                                    Secretary

                                   EXHIBIT B
                                   ---------

                      DECLARATION OF REGISTRATION RIGHTS

          THIS DECLARATION OF REGISTRATION RIGHTS (the "Declaration") is made by DIGITAL ISLAND, INC., a Delaware corporation ("Island") for the benefit of shareholders of SANDPIPER NETWORKS, INC., a California corporation (the "Company"), pursuant and subject to Section 1.12 of that certain Agreement and Plan of Reorganization dated as of October 24, 1999 by and among Island, Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Island, and the Company (the "Reorganization Agreement"). This Declaration is subject in its entirety to the terms and conditions set forth in the Reorganization Agreement and the Ancillary Documents. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Reorganization Agreement unless the context otherwise requires.

                                   Section 1
                              Certain Definitions
                              -------------------

          Certain Definitions. As used in this Declaration, the following terms
          -------------------
shall have the following respective meanings:

          1.1 "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          1.2 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as the same shall be in effect from time to time.

          1.3 The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement.

          1.4 "Registrable Securities" means (i) the shares of Common Stock of Island issuable or issued to each holder of Company Capital Stock or options or warrants to acquire Company Capital Stock at the Effective Time by virtue of the Merger (such holders collectively, the "Holders" and each individually, a "Holder", and such shares of Common Stock, the "Stock"), excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which a Holder's rights under this Declaration are not assigned; provided, however, that Registrable Securities shall only be treated as Registrable Securities if and so long as, they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          1.5 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as the same shall be in effect from time to time.

          1.6 An "Affiliate" of an entity referenced herein shall mean (i) any entity who controls, is controlled by, or is under common control with such entity, (ii) any constituent partner or shareholder of such entity, (iii) all mutual funds or other pooled investment vehicles or entities under the control or management of such entity, or the general partner or investment advisor of such entity, or any Affiliate of such mutual funds, pooled investment vehicles, general partner or investment advisor, or (iv) with respect to an individual, such individual's spouse, siblings, ancestors and descendants (whether natural or adopted), any spouses of such siblings, ancestors and descendants, any siblings of such ancestors and descendants, and any trust established solely for the benefit of one or more of such individual's spouse, siblings, ancestors and/or descendants.

                                   Section 2
                               Piggyback Rights
                               ----------------

          2.1  Notice of Registration. If at any time or from time to time,
               ----------------------
Island shall determine to register any of its equity securities for its own account in an underwritten public offering or receives a valid request from a party to the Existing Agreement (as defined below) to register any of its equity securities in an underwritten public offering, Island will:

               (i)  promptly give to the Holders written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and underwriting, all the Registrable Securities (subject to cutback as set forth in Section 2.2) specified in a written request or requests made within thirty (30) days after receipt of such written notice from Island by any Holder.

          2.2  Underwriting. The right of any Holder to registration pursuant
               ------------
to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. If any Holder proposes to distribute its securities through such underwriting, such Holder shall (together with Island and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Island. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. Island shall so advise the Holder and the other shareholders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 2, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Holder and any other participating shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder and other securities held by other shareholders and entitled to registration rights at the time of filing the registration statement, provided that the aggregate amount of Registrable Securities held by selling Holders included in the offering shall not be reduced below twenty percent (20%) of the total amount of securities included in that offering. In the event the managing underwriter does determine that marketing factors require a limitation of the number of shares to be underwritten (the "Cutback"), such Cutback shall be applied first to any participating shareholders other than Holders of Registrable Securities before it shall be applied to Holders of Registrable Securities, subject to the above mentioned twenty percent (20%) reduction limit, if at all. To facilitate the allocation of shares in accordance with the above provisions, Island or the underwriters may round the number of shares allocated to each Holder or other shareholder to the nearest 100 shares. If any Holder or other shareholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to Island and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one-hundred eighty (180) days after the effective date of the registration statement relating thereto.

          2.3  Right to Terminate Registration. The Island shall have the right
               -------------------------------
to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

                                   Section 3
                             Obligations of Island
                             ---------------------

          Whenever Island is required by the provisions of this Declaration to use its reasonable best efforts to effect the registration of the Registrable Securities, Island shall: (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier of the sale of the Registrable Securities so registered or one hundred twenty (120) days subsequent to the effective date of such registration statement; (ii) furnish to any Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Island shall be required under the provisions hereof to cause the registration statement to remain current; (iii) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as Holder shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the Registrable Securities so registered or one hundred twenty (120) days subsequent to the effective date of the registration statement, or, in the case of a shelf registration, until the earlier of the sale of the Registrable Securities so registered or nine (9) months subsequent to the effective date of such registration statement and, take any and all other actions either necessary or reasonably advisable to enable Holders to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where such Holders desire to effect such sales or other disposition; (iv) cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which the same class of securities of Island are then listed; and (v) take all such other actions either necessary or reasonably desirable to permit the Registrable

Securities held by a Holder to be registered and disposed of in accordance with the method of disposition described herein, including causing Island's senior management to use their commercially reasonable efforts in the marketing of any securities pursuant to any underwritten public offering so registered. Notwithstanding the foregoing, Island shall not be required to register or to qualify an offering of the Registrable Securities under the laws of a state if as a condition to so doing Island is required to qualify to do business or to file a general consent to service of process in any such state or jurisdiction, unless Island is already subject to service in such jurisdiction.

                                   Section 4
                           Expenses of Registration
                           ------------------------

          Island shall pay all of the fees and expenses incurred in connection with any registration statement that is initiated pursuant to this Declaration, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, the fees and disbursements of Island's outside counsel, the reasonable fees and disbursements of one counsel to the Holders and independent accountants (the "Registration Expenses"). Provided however, that any underwriting discounts, fees and disbursements of any additional counsel to the Holders, selling commissions and stock transfer or other taxes applicable to the Registrable Securities registered on behalf of Holders shall be borne by the Holders of the Registrable Securities included in such registration.

                                   Section 5
                                Indemnification
                                ---------------

          5.1  Island. To the extent permitted by law, Island will indemnify
               ------
Holders and each person controlling Holders within the meaning of Section 15 of the Securities Act, and each underwriter if any, of Island's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Declaration, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Island of any rule or regulation promulgated under the Securities Act applicable to Island in connection with any such registration, qualification or compliance, and Island will reimburse Holders and each person controlling Holders, and each underwriter, if any, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Island will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Island by such Holder or controlling person or underwriter seeking indemnification expressly for use therein; and provided further, that the indemnity provided in this Section 5.1 with respect to any losses, claims, damages, liabilities or actions, arising from a sale of Registrable Securities pursuant to a registration hereunder, based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state a material fact in any preliminary or final prospectus (or amendment or supplement thereto) of Island shall not inure to the benefit of or be available to the Holders or any other person if a copy of the prospectus, as further amended or supplemented, in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected is sent or given to those persons asserting such losses, claims, damages, liabilities or actions within the time required by the Securities Act and the Rules and Regulations thereto.

          5.2  Holders. To the extent permitted by law, each Holder will, if
               -------
Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected (the "Indemnifying Holder"), indemnify Island, each of its directors and officers and each person who controls Island within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of Island's securities with respect to any registration, qualification or compliance which has been effected pursuant to this Declaration, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Indemnifying Holder of any rule or regulation promulgated under the Securities Act applicable to such Indemnifying Holder in connection with any such registration, qualification or compliance, and the Indemnifying Holder will reimburse Island, such directors and officers and each person controlling Island and each underwriter, if any, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, in reliance upon and in conformity with written information furnished to Island by such Indemnifying Holder expressly for use therein, provided that in no event shall any indemnity under this Section 5.2 exceed the gross proceeds of the offering received by such Indemnifying Holder; and provided further, that the indemnity provided in this Section 5.2 with respect to any losses, claims, damages, liabilities or actions, arising from a sale of Registrable Securities pursuant to a registration hereunder, based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state a material fact in any preliminary or final prospectus (or amendment or supplement thereto) of Island shall not inure to the benefit of or be available to Island or any other person if the Holder corrected such untrue statement or alleged untrue statement or omission or alleged omission and sent it to Island for inclusion in the prospectus within the time required by the Securities Act and the Rules and Regulations thereto.

          5.3  Defense of Claims. Each party entitled to indemnification under
               -----------------
this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying

Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior written consent.

                                   Section 6
                              Rule 144 Reporting
                              ------------------

          With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, Island agrees to use its reasonable best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

          (b) File with the SEC in a timely manner all reports and other documents required of Island under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by Island as to its compliance with the reporting requirements of said Rule 144 (at any time from and after the date hereof), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Island, and such other reports and documents of Island, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

                                   Section 7
                             Termination of Rights
                             ---------------------

          Unless otherwise specified herein, the rights and provisions of this Declaration shall terminate as to all Holders on July 15, 2006. The rights of any individual Holder to receive notice and to participate in a registration pursuant to the terms of Section 2 hereof shall terminate at such time as such Holder (i) owns less than one percent (1%) of the outstanding Stock of Island and (ii) could sell all of the Registrable Securities held by such Holder in any one three-month period pursuant to Rule 144 (including Rule 144(k)) under the Securities Act.

                                   Section 8
                                 Miscellaneous
                                 -------------

          8.1  Assignment. Subject to compliance with the Reorganization
               ----------
Agreement and the Ancillary Documents, the rights to cause Island to register Registrable Securities granted to the Holders by Island under this Declaration may be transferred or assigned by the Holders to an Affiliate or may be transferred or assigned by any Holder to a transferee which acquires at least 100,000 Shares of the Registrable Securities owned as of the date of the Effective Time by such Holder; provided that Island is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Declaration and agrees to be bound hereby pursuant to a written instrument in form and substance reasonably satisfactory to Island. Subject to the preceding sentence, this Declaration shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any transferee or assignee shall thereafter be treated as a Holder in all respects, subject to the limitations herein. Until Island receives actual notice of any transfer or assignment, it shall be entitled to rely on the then existing list of Holders and the failure to notify Island of any transfer or assignment shall not affect the validity of a notice properly given by Island to the Holders pursuant to lists maintained by Island.

          8.2  Aggregation of Shares. All shares of Registrable Securities held
               ---------------------
or acquired by affiliated entities or persons, including without limitation, Affiliates, shall be aggregated together for the purpose of determining the availability of any rights under this Declaration.

          8.3  Governing Law. This Declaration shall be governed by and
               -------------
construed under the laws of the State of California as applied to agreements entered into solely between residents of and to be performed entirely within, such state without regard to conflicts of law principles thereof.

          8.4  Counterparts. This Declaration may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.5  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Declaration are used for convenience only and are not to be considered in construing or interpreting this Declaration.

          8.6  Notices. All notices, requests, demands and other communications
               -------
under this Declaration or in connection herewith shall be given to or made upon the Holder at the addresses set forth in Island's records and, if to Island, at the address previously furnished by Island to the Holders, addressed to the attention of the President.

          (a) All notices, requests, demands and other communications given or made in accordance with the provisions of this Declaration shall be in writing, and shall be sent by airmail, return receipt requested, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

          (b) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given three (3) days after the airmailing or faxing thereof.

          8.7  Attorneys' Fees. If any action at law or in equity (including
               ---------------
arbitration) is necessary to enforce or interpret the terms of this Declaration, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.8  Amendments and Waivers. Any term of this Declaration may be
               ----------------------
amended or any right hereunder waived with the written consent of Island and the Holders of 66-2/3% of the shareholders of record of the Company immediately prior to the Effective Time of the Merger, provided that Island has also received any additional consent required under that certain Amended and Restated Investors' Rights Agreement dated February 19, 1999, as amended, by and among Island and the individuals or entities listed on the signature pages thereof (the "Existing Agreement"). Any amendment or waiver effected in accordance with this Section 8.8 shall be binding upon the Holders and each transferee of the Registrable Securities, each future holder of all such Registrable Securities and Island.

          8.9  Severability. If one or more provisions of this Declaration are
               ------------
held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Declaration, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          8.10 Delays or Omissions.  No delay or omission to exercise any
               -------------------
right, power or remedy accruing to any party to this Declaration, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Declaration, or any waiver on the part of any party of any provisions or conditions of this Declaration, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Declaration, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

          IN WITNESS WHEREOF, the undersigned has executed this Declaration as of the date first written above.

                                        DIGITAL ISLAND, INC.


                                        By: ____________________________
                                            Name:
                                            Title:

                                   EXHIBIT C
                                   ---------

                             SHAREHOLDER AGREEMENT

          This Shareholder Agreement (this "Agreement") is made and entered into as of October __, 1999 by and among Digital Island, Inc., a Delaware corporation ("Parent"), Sandpiper Networks, Inc., a California corporation ("Company"), and the undersigned shareholder of Company ("Shareholder"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement (as defined below).

                                   RECITALS

          WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of October 24, 1999 by and among Parent, Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company (such agreement as it may be amended is hereinafter referred to as the "Reorganization Agreement"), Merger Sub will be merged with and into Company (the "Merger"); the outstanding shares of capital stock of Company (the "Company Capital Stock") will be converted into common stock of Parent (the "Parent Shares") at the applicable exchange ratio set forth in the Reorganization Agreement; and the Company will become a wholly owned subsidiary of Parent (the "Transaction");

          WHEREAS, it is a condition of Parent's willingness to enter into the Transaction that certain shareholders of Company have executed and delivered to Parent a Shareholder Agreement upon the terms set forth herein; and

          WHEREAS, Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement (the "Shares");

          NOW, THEREFORE, the parties agree as follows:

     1.   Share Ownership and Agreement to Retain Shares.
          ----------------------------------------------

          1.1  Transfer and Encumbrance.
               ------------------------

               (a) Shareholder represents and warrants to Parent that: (i) Shareholder is the beneficial owner of the Shares and, except as otherwise set forth on the signature page hereto, (A) has held each such Share at all times since the date such Share was originally issued by Company, and (B) did not acquire any shares of Company Capital Stock in contemplation of the Merger; (ii) the Shares constitute Shareholder's entire beneficial ownership interest in the outstanding capital stock and voting securities of Company; (iii) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares (except, with respect to Shareholders which are partnerships, partners of such Shareholders);
(iv) the Shares are and will be at all times until the Expiration (as defined below) free and clear of any liens, claims, options, charges or other encumbrances (except with respect to federal or state securities laws); and (v) Shareholder's principal residence or place of business is set forth on the signature page hereto.

               (b) Other than this Agreement, at all times prior to the Expiration, Shareholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of or encumber (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Shares or New Shares (as defined below) or any interest therein or enter into any contract, option, or other arrangement (including any profit sharing or other derivative arrangement) with respect to any Shares or any New Shares or any interest therein with any person other than pursuant to the Reorganization Agreement, unless prior to any such Transfer the transferee of such Shares or New Shares enters into and is bound by a shareholders agreement with Parent on terms substantially identical to the terms of this Agreement, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, (1) any Acquisition Proposal (as defined below) or transaction or occurrence which if publicly proposed and offered to the Company and its shareholders (or any of them) would be the subject of an Acquisition Proposal (collectively, "Alternative Transactions") or (2) any amendment of the Company's Articles of Incorporation or Bylaws or other proposal, action or transaction involving the Company or any of its subsidiaries, which amendment or other proposal, action or transaction would or could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement or to dilute in any material respect the benefits to Parent of the Merger and the other transactions contemplated by the Reorganization Agreement, or change in any manner the voting rights of any class or shares of Company Capital Stock (collectively, "Frustrating Transactions"). As used herein, the term "Expiration" shall mean the earlier to occur of (x) the Effective Time or (y) the valid termination of the Reorganization Agreement in accordance with its terms.

          1.2  New Shares.  Shareholder agrees that any shares of capital stock
               ----------
of Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.   Agreement to Vote Shares. Prior to the Expiration, Shareholder
          ------------------------
covenants and agrees as follows:

               (a) At each meeting of the shareholders of the Company called to vote upon the Merger, the Reorganization Agreement or any of the transactions contemplated by the Reorganization Agreement, or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger, the Reorganization Agreement or any of the transactions contemplated by the Reorganization Agreement, is sought, such Shareholder shall, including by executing a shareholder's written consent if requested by Parent, vote (or cause to be voted) such Shareholder's Shares or New Shares in favor of the adoption and approval by the Company of the Reorganization Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Reorganization Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Reorganization Agreement, including any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Internal Revenue Code of 1986, as amended.

               (b) At any meeting of the shareholders of the Company or at any adjournment thereof or in any other circumstances upon which such Shareholder's vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) the Shares or New Shares of such Shareholder against, and shall not consent to (and shall cause not to be consented to), any Alternative Transaction or Frustrating Transaction.

               (c) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Shareholder from acting in his capacity as a director of Company, to the extent applicable, it being understood that this Agreement shall apply to Shareholder solely in his capacity as a shareholder of the Company.

     3.   Irrevocable Proxy.  Shareholder hereby agrees to timely deliver to
          -----------------
Parent a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares and New Shares in respect of which Shareholder is entitled to vote at each meeting of the Shareholders of Company (including, without limitation, each written consent in lieu of a meeting). In the event that Shareholder is unable to provide any such Proxy in a timely manner, Shareholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of Shareholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Shareholder. Upon the execution of this Agreement by Shareholder, Shareholder hereby revokes any and all prior proxies given by Shareholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration.

     4.   Additional Covenants of Shareholder. Shareholder hereby represents,
          -----------------------------------
warrants and covenants to Parent as follows:

               (a) Shareholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. Except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, the execution and delivery of this Agreement by Shareholder does not, and the performance of Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Shares or New Shares are or will be bound or affected.

               (b) Shareholder undertakes and agrees to indemnify and hold harmless Parent, Company, and each of their respective current and future officers and directors (an "Indemnified Person") within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses ("Claims") based upon, arising out of or resulting from any breach or nonfulfillment of any undertaking, covenant or agreement made herein by Shareholder, or caused by or attributable to Shareholder, or Shareholder's agents or employees, or representatives, brokers, dealers and/or underwriters insofar as they are acting on behalf of and in accordance with the instruction of or with the knowledge of Shareholder, in connection with or relating to any offer, sale, pledge, transfer or other disposition or encumbrance of any of the Parent Shares by or on behalf of Shareholder, which claim or claims result from any breach or nonfulfillment as set forth above. The indemnification set forth herein shall be in addition to any liability that Shareholder may otherwise have to the Indemnified Persons. Promptly after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Agreement, such Indemnified Person shall submit notice thereof to Shareholder. The omission by the Indemnified Person so to notify Shareholder of any such Claim shall not relieve Shareholder from any liability Shareholder may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of Shareholder to reduce or defend against such liability was adversely affected by such omission. The omission of the Indemnified Person so to notify Shareholder of any such Claim shall not relieve Shareholder from any liability Shareholder may have otherwise than hereunder. The Indemnified Persons and Shareholder shall cooperate with and assist one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith.

               (c) Shareholder shall take, or cause to be taken, all other actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all other things, reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Reorganization Agreement.

               (d) Until the Expiration, Shareholder shall not, and shall not authorize or permit any of its subsidiaries or affiliates (other than the Company), officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Shareholder or them to, issue any press release or make any other public statement with respect to the Reorganization Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Agreement without the prior written consent of Parent, except as may be required by applicable law.

               (e) Until the Expiration, Shareholder will not (and will use Shareholder's reasonable best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Shareholder or them, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan, or offer to acquire all or any substantial part of the business or assets or capital stock of Company, whether by merger or other business combination, purchase of stock or assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the Shareholders of Company all or any substantial part of the business, assets or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting or encouraging or facilitating any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect to any potential Acquisition Proposal. In the event Shareholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

               (f) Shareholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Shareholder may have.

               (g) Shareholder shall execute and deliver to Parent the Market Standoff Letter Agreement, in the form attached hereto as Annex B.
                                                          -------
     5.   Enforcement of Transfer Restrictions.  Shareholder understands and
          ------------------------------------
agrees that (i) Company shall be entitled to affix an appropriate legend to any certificate representing Shares or New Shares reflecting the restrictions set forth in this Agreement; and (ii) if Shareholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and Shareholder hereby irrevocably instructs Company not to permit any such transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Shareholder shall have complied with the terms of this Agreement.

     6.   Additional Documents.  Shareholder hereby covenants and agrees to
          --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

     7.   Consent and Waiver.  Shareholder hereby gives any consents or waivers
          ------------------
that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

     8.   Further Assurances.  Shareholder will, from time to time, execute and
          ------------------
deliver, or cause to be executed and delivered, such additional or further consents, documents or other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 3.

     9.   Termination.  Sections 1, 2, 3 and 4 hereof and the Proxy delivered in
          -----------
connection herewith shall terminate and shall have no further force or effect as of the Expiration.

     10.  Confidentiality.  Shareholder agrees (i) to hold any information
          ---------------
regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Transaction has been publicly disclosed by Parent.

     11.  Miscellaneous.
          -------------

          11.1  Severability.  If any term, provision, covenant or restriction
                ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          11.2  Binding Effect and Assignment.  This Agreement and all of the
                -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the others. This Agreement is intended to bind Shareholder as a Shareholder of Company only with respect to the specific matters set forth herein.

          11.3  Amendment and Modification.  This Agreement may not be modified,
                --------------------------
amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

          11.4  Specific Performance; Injunctive Relief.  The parties hereto
                ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

          11.5  Notices.  All notices, requests, demands or other communications
                -------
that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or delivered to a reputable overnight courier for overnight delivery, postage prepaid, as follows:

                (a) If to Shareholder, at the address set forth below Shareholder's signature at the end hereof.

                (b)  if to Parent, to:

                     Digital Island, Inc.
                     45 Fremont Street
                     12th Floor
                     San Francisco, CA 94111
                     Attention:      Ruann F. Ernst
                     Facsimile No.:  (415) 738-4141
                     Telephone No.:  (415) 738-4100
                with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place
                    Palo Alto, CA  94303
                    Attention:     Curtis L. Mo, Esq.
                                   with a copy to Rod J. Howard, Esq.
                    Facsimile No.: (650) 496-2715
                    Telephone No.: (650) 424-0160

                (c) if to Company, to:

                    Sandpiper Networks, Inc.
                    125 Auburn Ct.
                    Suite 210
                    Westlake Village, CA 91362
                    Attention:     Leo S. Spiegel
                    Facsimile No.: (805) 370-2101
                    Telephone No.: (805) 370-2100

                with a copy to:

                    Riordan & McKinzie LLP
                    5743 Corsa Avenue
                    Suite 116
                    Westlake Village, CA 91362
                    Attention:     Larry Weeks, Esq.
                    Facsimile No.: (818) 706-2956
                    Telephone No.: (818) 706-1800

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

          11.6  Governing Law.  This Agreement shall be governed by, construed
                -------------
and enforced in accordance with the internal laws of the State of California, without regard to the conflicts of laws principles thereof.

          11.7  Entire Agreement.  This Agreement and the Proxy contain the
                ----------------
entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          11.8  Effect of Headings. The section headings herein are for
                ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

          11.9  Counterparts.  This Agreement may be executed in several
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

DIGITAL ISLAND, INC.                      SHAREHOLDER

By:________________________________       By: __________________________________
Name:______________________________       (Signature)
Title:_____________________________

                                          ______________________________________
                                          (Signature of Spouse)


SANDPIPER NETWORKS, INC.                  ______________________________________
By:________________________________       (Social Security / Tax I.D. No.)
Name:______________________________
Title:_____________________________       ______________________________________
                                          (Print Name of Shareholder)


                                          ______________________________________
                                          (Print Street Address)


                                          ______________________________________
                                          (Print City, State and Zip)


                                          ______________________________________
                                          (Print Telephone Number)


                                          ______________________________________
                                          (Social Security or Tax I.D. Number)


Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:______________________
Series A Preferred Stock:__________
Series B Preferred Stock:__________
State of Residence:________________

                    SIGNATURE PAGE TO SHAREHOLDER AGREEMENT

                                    ANNEX A
                                    -------

                               IRREVOCABLE PROXY

                               TO VOTE STOCK OF
                               ----------------

                           SANDPIPER NETWORKS, INC.
                           ------------------------



          The undersigned shareholder of Sandpiper Networks, Inc., a California corporation ("Company"), hereby irrevocably (to the full extent permitted by the California Corporations Code) appoints the members of the Board of Directors of Digital Island, Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration (as defined below).

          This Irrevocable Proxy is irrevocable (to the extent provided in the California Corporations Code), is coupled with an interest, including, but not limited to, that certain Shareholder Agreement dated as of even date herewith by and among Parent, Company, and the undersigned (the "Shareholder Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Parent, Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company, which Reorganization Agreement provides for the merger of Merger Sub with and into Company, the conversion of outstanding shares of Company capital stock into the right to receive Parent Common Stock (in accordance with the applicable exchange ratio), and for Company to become a wholly owned subsidiary of Parent (the "Merger"). As used herein, the term "Expiration" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement.

          The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the California Corporations Code), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting in favor of approval and adoption of the Reorganization Agreement and approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Reorganization Agreement, and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Reorganization Agreement, and against any Alternative Transaction or Frustrating Transaction (as such terms are defined in the Shareholder Agreement).

          The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

          All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

          This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.


Dated:  ____________________
                                        ________________________________________
                                        (Signature of Shareholder)


                                        ________________________________________
                                        (Print Name of Shareholder)


                                        Shares beneficially owned:


                                        ________ shares of Company Common Stock


                                        ________ shares of Company Series A
                                        Preferred Stock


                                        ________ shares of Company Series B
                                        Preferred Stock


                      SIGNATURE PAGE TO IRREVOCABLE PROXY

                                    ANNEX B
                                    -------

                       Market Standoff Letter Agreement
                       --------------------------------


DIGITAL ISLAND, INC.
45 Fremont Street
12th Floor
San Francisco, CA 94111

          Re:  Proposed Merger of Digital Island, Inc. and Sandpiper Networks,
               ---------------------------------------------------------------
Inc.
----

Ladies and Gentlemen:

          The undersigned understands that Sandpiper Networks, Inc., a California corporation ("Company") and Digital Island, Inc., a Delaware corporation ("Parent") have entered into an Agreement and Plan of Reorganization, dated as of October 24, 1999 (the "Reorganization Agreement"), pursuant to which Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent, will be merged with and into Company (the "Merger"). Capitalized terms not otherwise defined herein shall have the same meaning given to them in the Reorganization Agreement.

          In recognition of the benefit that the Merger will confer upon the undersigned as a securityholder, officer and/or director of Company and/or of Parent, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Parent, that, from the Effective Time until the earliest to occur of (a) the sale by Parent of shares of its common stock ("Parent Common Stock") for its own account in a bona fide, firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, (b) July 15, 2000, (c) the effective date of a merger of Parent with or into another corporation in which fifty (50%) or more of the voting power of Parent is disposed of, or the sale of all or substantially all of the assets of Parent; or
(d) such other date, and with such limitations, as may be approved by unanimous vote of the Board of Directors of Parent, the undersigned will not directly or indirectly (i) issue, offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Parent Common Stock or any securities convertible into or exchangeable or exercisable for Parent Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Parent Common Stock or any securities convertible into or exchangeable for the Parent Common Stock, whether any such swap transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise.

          The foregoing paragraph shall not apply to (a) transactions by any person relating to shares of Parent Common Stock or other securities acquired in open market transactions after the Effective Time or (b) transfers of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock to a member of the undersigned's immediate family or to a trust of which the undersigned or an immediate family member is the beneficiary (either one a "Transferee") provided that upon any such transfer, the Transferee shall sign a letter substantially similar to this letter agreement.

          The undersigned agrees and consents to the entry of stop transfer instructions with Parent's transfer agent against the transfer of shares of Parent Common Stock held by the undersigned unless such transfer is made in compliance with this Agreement. The undersigned understands and agrees that Parent shall be entitled to affix an appropriate legend to any certificate representing shares of Parent Common Stock reflecting the restrictions set forth in this Agreement.

          This Agreement is irrevocable and may only be amended in writing if agreed to by the unanimous vote of the Board of Directors of Parent.

          The undersigned agrees that the provisions of this letter agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.


                                   Very truly yours,



Date: _______________________
                                   _____________________________________________
                                    (Name of Entity or Individual - Please
                                     Print)


                                   _____________________________________________
                                    (Signature)


                                   _____________________________________________
                                    (Name of Person signing on behalf of Entity, if applicable - Please Print)


                                   _____________________________________________
                                    (Title of Person signing on behalf of
                                    Entity, if applicable - Please Print)


                                 On behalf of:


              SIGNATURE PAGE TO MARKET STANDOFF LETTER AGREEMENT

                                   EXHIBIT D
                                   ---------

                     SHAREHOLDER REPRESENTATION AGREEMENT

          THIS SHAREHOLDER REPRESENTATION AGREEMENT (this "Agreement") is entered into as of the ___ day of ____________, _____ between Digital Island, Inc., a Delaware corporation ("Parent"), and the undersigned Shareholder ("Shareholder") of Sandpiper Networks, Inc., a California corporation ("Company"). Capitalized terms used and not defined herein shall have the meanings set forth in the Reorganization Agreement referred to below.

                                   RECITALS

          A. Company and Parent have entered into an Agreement and Plan of Reorganization, dated as of October 24, 1999 (the "Reorganization Agreement"), pursuant to which Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent, will be merged with and into Company (the "Merger").

          B. By virtue of the Merger and in connection therewith, Shareholder will become the owner of shares of Common Stock of Parent (the "Parent Shares").

          C. Pursuant to the Reorganization Agreement, Parent and an agent (the "Shareholders' Agent") of the former shareholders of Company will enter into the Escrow Agreement with the Escrow Agent.

          D. Shareholder understands and acknowledges that Company, Parent and their respective Securityholders, as well as legal counsel to Company and Parent, are entitled to rely on (x) the truth and accuracy of Shareholder's representations contained herein and (y) Shareholder's performance of the obligations set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Shareholder's Agreement, it is hereby agreed as follows:

     1.   Share Ownership and Agreement to Retain Shares.
          ----------------------------------------------

          1.1  Transfer and Encumbrance.
               ------------------------

               (a) Shareholder represents and warrants to Parent that: (i) Shareholder is the beneficial owner of that number of shares of Company Capital Stock set forth on the signature page hereto (the "Shares") and, except as otherwise set forth on the signature page hereto, (A) has held each such Share at all times since the date such Share was originally issued by Company, and (B) did not acquire any Shares in contemplation of the Merger; (ii) the Shares constitute Shareholder's entire interest in the outstanding capital stock of Company; (iii) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares (except, with respect to Shareholders which are partnerships, partners of such Shareholders); (iv) the Shares are and will be at all times up until the Expiration free and clear of any liens, claims, options, charges or other encumbrances (except with respect to federal and state securities laws); and (v) Shareholder's principal residence or place of business is accurately set forth on the signature page hereto.

               (b) Shareholder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares, or to make any offer or agreement relating thereto, at any time on or prior to the Expiration. As used herein, the term "Expiration" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Reorganization Agreement in accordance with its terms.

          1.2  New Shares.  Shareholder agrees that any shares of capital stock
               ----------
of Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership (including, without limitation, pursuant to any stock split, stock dividend, recapitalization, reorganization or the like) after the date of this Agreement and prior to the Expiration shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.   Representations, Warranties and Covenants of Shareholder.
          --------------------------------------------------------

          2.1 Shareholder hereby represents, warrants and covenants to Parent as follows:

               (a)  Purchase Entirely for Own Account.  The Parent Shares being
                    ---------------------------------
acquired by Shareholder pursuant to the Merger will be acquired for investment for Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Shareholder further represents that Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of such Parent Shares.

               (b)  Investment Experience.  Shareholder, either alone or with a
                    ---------------------
"purchaser representative" as described in subsection (c) below, has substantial experience evaluating and investing in securities of companies and acknowledges that it has the capacity to protect its own interests in connection therewith, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Parent Shares. If other than an individual, Shareholder also represents it has not been organized for the purpose of acquiring the Parent Shares.

               (c)  Accredited Investor/Suitability Questionnaire.  Shareholder
                    ---------------------------------------------
is and at the Closing (i) will be an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "SEC"), as presently in effect or (ii) has delivered an Investor Suitability Questionnaire, in the form attached as Annex A, to Parent describing Shareholder's ability to evaluate an investment in Parent Shares or (iii) has appointed a "purchaser representative" as defined in Rule 501 of Regulation D to evaluate Shareholder's investment in Parent Shares.

               (d)  Restricted Securities.  Shareholder understands that the
                    ---------------------
Parent Shares constitute "restricted securities" under the federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection, Shareholder represents that Shareholder is familiar with Rule 145 promulgated by the SEC, as presently in effect ("Rule 145"), and understands the resale limitations imposed thereby and by the Securities Act.

               (e)  Further Limitations on Disposition.  Shareholder agrees not
                    ----------------------------------
to offer, sell, exchange, transfer, pledge or otherwise dispose of or encumber any of the Parent Shares unless at that time:

                    (i) such transaction is permitted pursuant to the provisions of Rule 145 under the Securities Act;

                    (ii) counsel representing Shareholder, reasonably satisfactory to Parent, shall have advised Parent in a written opinion letter reasonably satisfactory to Parent and Parent's counsel, and upon which Parent and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

                    (iii) a registration statement under the Securities Act (a "Registration Statement") covering the Parent Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; provided, however, that use of and reliance on the Registration Statement will
--------  -------
be subject to pooling of interests requirements applicable to the Merger, customary "blackout" periods and, if Shareholder is an employee of the Company or Parent at the time of a proposed offer, sale, exchange, transfer, pledge or other disposition or encumbrance of the Parent Shares pursuant to such registration statement, any applicable trading windows of Parent; or

                    (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder (sought by Shareholder or counsel to Shareholder, with a copy thereof and of all other related communications delivered to Parent) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition or encumbrance if consummated.

               (f) All certificates representing Parent Shares deliverable to Shareholder pursuant to the Reorganization Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such shares of Parent Common Stock may only be offered, sold, exchanged, transferred, pledged or disposed of in accordance with this Agreement and with (i) the provisions of Rule 145 under the Securities Act, (ii) pursuant to an effective Registration Statement or
(iii) pursuant to an exemption provided by the Securities Act. Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for such Parent Shares but not as to the certificates for any part of the Parent Shares as to which said legend is no longer appropriate.

               (g) Shareholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition or encumbrance of the Parent Shares or any part thereof.

               (h) Shareholder understands that pursuant to the Reorganization Agreement, Parent and the Shareholders' Agent shall enter into an Escrow Agreement and that Shareholder shall be bound by the provisions of the Escrow Agreement in the form attached as an exhibit to the Reorganization Agreement and
Article VIII of the Reorganization Agreement ("Article VIII"); and as such, Shareholder agrees to the appointment of the person or persons identified therein as the Shareholders' Agent and further agrees to be bound by the terms of the Escrow Agreement and Article VIII.

     3.   Additional Documents and Actions.  Shareholder hereby covenants and
          --------------------------------
agrees to execute and deliver any additional documents and take any actions necessary or desirable, in the reasonable opinion of Parent, to carry out the purposes and intents of this Agreement.

     4.   Consent and Waiver.  Shareholder hereby gives any consents or waivers
          ------------------
that are reasonably required for the consummation of the transactions contemplated by the Reorganization Agreement (the "Transaction") under the terms of any agreement to which Shareholder is a party or pursuant to any contracted rights Shareholder may have.

     5.   Confidentiality.  Shareholder agrees (i) to hold any information
          ---------------
regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Transaction has been publicly disclosed by Parent.

     6.   Miscellaneous.
          -------------

          6.1  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          6.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties.

          6.3  Amendment and Modification.  This Agreement may not be modified,
               --------------------------
amended, altered or supplemented except by the execution and delivery of a written agreement executed by each of the parties hereto.

          6.4  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

          6.5  Notices.  All notices, requests, demands or other communications
               -------
that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or delivered to a reputable overnight courier for overnight delivery, postage prepaid, as follows:

               (a) If to Shareholder, at the address set forth below Shareholder's signature at the end hereof, with a copy to Company.

               (b)  If to Parent, to:

                    Digital Island, Inc.
                    45 Fremont Street
                    12th Floor
                    San Francisco, CA 94111
                    Attention:     Ruann F. Ernst
                    Facsimile No.: (415) 738-4141
                    Telephone No.: (415) 738-4100

               with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place
                    Palo Alto, CA 94303
                    Attention:     Curtis L. Mo, Esq.
                                   with a copy to Rod J. Howard, Esq.
                    Facsimile No.: (650) 496-2715
                    Telephone No.: (650) 424-0160

               (c)  if to Company, to:

                    Sandpiper Networks, Inc.
                    125 Auburn Ct.
                    Suite 210
                    Westlake Village, CA 91362
                    Attention:     Leo S. Spiegel
                    Facsimile No.: (805) 370-2101
                    Telephone No.: (805) 370-2100

               with a copy to:

                    Riordan & McKinzie LLP
                    5743 Corsa Avenue
                    Suite 116
                    Westlake Village, CA 91362
                    Attention:     Larry Weeks, Esq.
                    Facsimile No.: (818) 706-2956
                    Telephone No.: (818) 706-1800

or to such other address as any party hereto may designate for itself by notice given as herein provided.

          6.6  Governing Law. This Agreement shall be governed
               -------------
by, construed and enforced in accordance with the internal laws of the State of California, without regard to conflict of law principles thereof.

          6.7  Entire Agreement. This Agreement, together with the
               ----------------
Reorganization Agreement (to the extent applicable), contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          6.8  Effect of Headings. The section headings herein are for
               ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

          6.9  Counterparts. This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                    [Rest of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this Shareholder Representation Agreement to be executed as of the date first above written.


DIGITAL ISLAND, INC.                SHAREHOLDER

By:____________________________     By:_________________________________
Name:__________________________     (Signature)
Title:_________________________


                                    ____________________________________
                                    (Signature of Spouse)

SANDPIPER NETWORKS, INC.            ____________________________________
                                    (Print Name)


By:____________________________     ____________________________________
Name:__________________________     (Print Address)
Title:_________________________

                                    ____________________________________
                                    (Print Address)


                                    ____________________________________
                                    (Print Telephone Number)


                                    ____________________________________
                                    (Social Security or Tax I.D. Number)


Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:_____________________
Series A Preferred Stock:_________
Series B Preferred Stock:_________
State of Residence:_______________

                                    ANNEX A
                                    -------

                      INVESTOR SUITABILITY QUESTIONNAIRE
                      ----------------------------------

                                   EXHIBIT E
                                   ---------

                               ESCROW AGREEMENT
                               ----------------


          This ESCROW AGREEMENT is made as of ________________, 1999, by and among State Street Bank and Trust Company of California N.A. (the "Escrow Agent"), DIGITAL ISLAND, INC., a Delaware corporation ("Parent"), and THOMAS R. GOVREAU, as agent (the "Shareholders' Agent") of the former shareholders of SANDPIPER NETWORKS, INC., a California corporation ("Company"). Terms not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement (as defined below).

                                  WITNESSETH

          WHEREAS, Parent, Company and Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of October 24, 1999, providing for the merger of Merger Sub with and into Company, with Company surviving as a wholly owned subsidiary of Parent
(the "Merger"); and

          WHEREAS, pursuant to Article VIII of the Reorganization Agreement, a copy of which is attached hereto as Annex A ("Article VIII"), an escrow fund
                                    -------
(the "Escrow Fund") will be established to compensate Parent for certain Damages, if any, arising out of any misrepresentation or breach or default in connection with any of the representations, warranties, covenants and agreements given or made by Company in the Reorganization Agreement, the Company Disclosure Schedule or any Ancillary Agreement; and

          WHEREAS, the Shareholders' Agent has been constituted as agent for and on behalf of the former shareholders of Company (individually, a "Shareholder" and collectively, the "Shareholders") to undertake certain obligations specified in Article VIII; and

          WHEREAS, Article VIII provides for an Escrow Fund of Escrow Shares representing 10% of the shares of Parent Common Stock to be delivered to the Shareholders in connection with the Merger and pursuant to Section 1.6(a) of the Reorganization Agreement, such escrow to be held by the Escrow Agent; and

          WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in Article VIII relating to the operation of the Escrow Fund;

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

          1.   Escrow and Escrow Shares. Pursuant to Article VIII, Parent shall
               ------------------------
deposit in escrow with the Escrow Agent, as escrow agent, within five (5) business days of the Effective Time, a stock certificate or certificates representing ___________ shares (the "Escrow Shares"), which shall be registered in the name of the Escrow Agent as nominee for the beneficial owners of such shares. The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of Article VIII and this Agreement.
The number of Escrow Shares beneficially owned by each Shareholder, the percentage interest of each Shareholder in the Escrow Fund, the address of each Shareholder and the taxpayer identification of each Shareholder are set forth in Annex B attached hereto.
-------

          2.   Rights and Obligations of the Parties. The Escrow Agent shall be
               -------------------------------------
entitled to such rights and shall perform such duties of the escrow agent as set forth herein and in Article VIII (collectively, the "Duties"), in accordance with the terms and conditions of this Escrow Agreement and Article VIII. Parent and the Shareholders' Agent shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in
Article VIII, in accordance with the terms hereof and thereof. In the event that the terms of this Escrow Agreement conflict in any way with the provisions of
Article VIII, Article VIII shall control.

          3.   Escrow Period. The Escrow Period shall terminate at 11:59 p.m.
               -------------
P.S.T. on the first anniversary of the Effective Time; provided, however, that a
                                                       --------  -------
portion of the Escrow Shares, which in the reasonable judgment of Parent, subject to the objection of the Shareholders' Agent and any subsequent arbitration of the matter in the manner provided in Section 8.6 of Article VIII, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate received by the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Parent shall deliver to the Escrow Agent a certificate specifying the Effective Time at the time of the initial deposit of the Escrow Fund.

          4.   Duties of Escrow Agent. In addition to the Duties set forth in
               ----------------------
Article VIII, the Duties of the Escrow Agent shall include the following:

               (a) The Escrow Agent shall hold and safeguard the Escrow Shares during the Escrow Period, shall treat such Escrow Fund as a trust fund in accordance with the terms of this Escrow Agreement and Article VIII and not as the property of Parent, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof.

               (b) The Escrow Shares shall be voted by the Escrow Agent in accordance with the specific written instructions received by the Escrow Agent from the beneficial owners of such shares. In the absence of such instructions, the Escrow Agent shall be under no obligation to vote such shares. The Escrow Agent need not forward proxy information, annual or other reports or other information received from Parent with respect to the Escrow Shares.

               (c) Promptly following termination of the Escrow Period, the Escrow Agent shall requisition from Parent's stock transfer agent (which is currently BankBoston N.A.) if necessary, and shall deliver to the Shareholders the number of Escrow Shares and other property in the Escrow Fund in excess of the amount of such Escrow Shares or other property set forth in a certificate of the Parent as being sufficient to satisfy any unsatisfied claims specified in any Officer's Certificate received by the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, and to pay expenses as provided in Section 11(b) hereof. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders all of the Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims and expenses. Each Shareholder shall receive that number of Escrow Shares equivalent to such Shareholder's percentage interest in the Escrow Fund as set forth in Annex B hereto.
                     -------

               (d) Pursuant to Section 8.4(b) of the Reorganization Agreement, for the purpose of compensating Parent for its Damages pursuant to this Agreement, the Parent Common Stock in the Escrow Fund shall be valued at the Escrow Value, which is to be provided in writing by Parent upon the initial deposit of Escrow Shares to the Escrow Agent. If the value to be distributed to Parent (or to any Shareholder upon a termination of the escrow) is not evenly divisible by the Escrow Value, the Escrow Agent shall round down the number of shares to be distributed to the next highest number of shares and shall distribute that number. In lieu of the fractional interest not distributed, Parent shall furnish to the Escrow Agent, and the Escrow Agent in turn will distribute to the Shareholders, cash equal to such fractional interest multiplied by the Escrow Value. Parent shall be deemed to have purchased such fractional interests with respect to which it has furnished funds to the Escrow Agent. Accordingly, the Escrow Agent, upon receipt of such funds, shall deliver the corresponding number of shares to Parent. In all events, Parent shall so purchase only a whole number of shares. Any cash so received from Parent and not so immediately distributed by the Escrow Agent shall be retained by the Escrow Agent as part of the Escrow Fund, but need not be invested.

          5.   Distribution. Any cash dividends, dividends payable in securities
               ------------
or other distributions of any kind (but excluding any shares of Parent capital stock received upon a stock split or stock dividend) shall be promptly distributed by the Escrow Agent to the beneficial holder of the Escrow Shares to which such distribution relates. Any shares of Parent Common Stock received by the Escrow Agent upon a stock split, stock dividend, recapitalization, reorganization or the like made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. Any provision hereof and of Article VIII shall be adjusted to appropriately reflect any stock split, stock dividend, reverse stock split, recapitalization, reorganization, merger or the like. Each Shareholder shall furnish to the Escrow Agent a certified IRS Form W-9 within 30 days of Closing or any other documentation the Escrow Agent may reasonably require.

          6.   Exculpatory Provisions.
               ----------------------

               (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and in Article VIII and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be charged with knowledge of any document or agreement except for this Agreement and
Article VIII. The Escrow Agent shall not be liable for forgeries or false impersonations. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for its own gross negligence or willful misconduct. The Escrow Agent shall in no case or event be liable for any representations or warranties of Company or Parent. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent and such opinion shall be full and complete authorization and protection in respect of any action taken or omitted by Escrow Agent in accordance herewith.

               (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or arbitration as provided in
Section 8.6 of the Reorganization Agreement, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or rulings of any arbitrators. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or such ruling of any arbitrator, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or arbitrators' ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Reorganization Agreement or any documents or papers deposited or called for thereunder.

               (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Reorganization Agreement or any documents deposited with the Escrow Agent.

          7.   Alteration of Duties. The Duties may be altered, amended,
               --------------------
modified or revoked only by a writing signed by all of the parties hereto.

          8.   Resignation and Removal of the Escrow Agent. The Escrow Agent may
               -------------------------------------------
resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days' prior written notice to each of Parent and the Shareholders' Agent, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Parent and Shareholders' Agent may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which shall be a bank or trust company organized under the laws of the United States of America or of the State of California having (or if such bank or trust company is a member of a bank company, its bank holding company has) a combined capital and surplus of not less than $50,000,000, shall be appointed by the Shareholders' Agent with the approval of Parent, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Parent and the Shareholders' Agent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Escrow Fund.

          9.   Further Instruments. If the Escrow Agent reasonably requires
               -------------------
other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

          10.  Disputes. It is understood and agreed that should any dispute
               --------
arise with respect to the delivery and/or ownership or right of possession of the securities or other property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Article VIII.

          11.  Escrow Fees and Expenses.
               ------------------------

               (a) Parent shall pay the Escrow Agent such fees as are established by the Fee Schedule attached hereto as Annex C and all reasonably
                                                   -------
"out-of-pocket" expenses in serving as Escrow Agent (including reasonable counsel fees).

               (b) Any out-of-pocket fees and expenses incurred by the Shareholders' Agent (including any loss, liability or expense for which the Shareholders' Agent is to be indemnified pursuant to Section 8.7(b) of the Reorganization Agreement) may be paid out of the Escrow Fund, but only at the end of the Escrow Period and only to the extent any amounts remain after all other distributions from the Escrow Fund and the final resolution of any claims thereon. Escrow Agent shall disburse said amounts, if any, upon receipt of a written request of the Shareholders' Agent.

          12.  Indemnification. In consideration of the Escrow Agent's
               ---------------
acceptance of this appointment, Parent agrees to indemnify and hold the Escrow Agent and its officers, directors, employees, counsel and agents harmless as to any loss, damage, expense, or liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and of Article VIII, and to reimburse the Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity need be paid in case of the Escrow Agent's negligence, willful misconduct or bad faith. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damages.

          13.  General.
               -------

               (a) Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery or the third day after mailing by certified or registered mail, postage prepaid, or the first day after delivery with a reputable overnight carrier for next day delivery, postage prepaid, as follows:

          To Parent:

                         Digital Island, Inc.
                         45 Fremont Street
                         12th Floor
                         San Francisco, CA 94111
                         Attention:     Ruann F. Ernst
                         Facsimile No.: (415) 738-4141
                         Telephone No.: (415) 738-4100
               with a copy to:

                         Brobeck, Phleger & Harrison LLP
                         2200 Geng Road
                         Two Embarcadero Place
                         Palo Alto, CA 94303
                         Attention:     Curtis L. Mo, Esq.
                                        with a copy to Rod J. Howard, Esq.
                         Facsimile No.: (650) 496-2715
                         Telephone No.: (650) 424-0160

          if to Company, to:

                         Sandpiper Networks, Inc.
                         125 Auburn Ct.
                         Suite 210
                         Westlake Village, CA 91362
                         Attention:     Leo S. Spiegel
                         Facsimile No.: (805) 370-2101
                         Telephone No.: (805) 370-2100

               with a copy to:

                         Riordan & McKinzie LLP
                         5743 Corsa Avenue
                         Suite 116
                         Westlake Village, CA 91362
                         Attention:     Larry Weeks, Esq.
                         Facsimile No.: (818) 706-2956
                         Telephone No.: (818) 706-1800

          To the Escrow Agent:

                         State Street Bank and Trust Company
                         of California, N.A.
                         633 West 5th Street, 12th Floor
                         Los Angeles, CA 90071
                         Facsimile No.: (213) 362-7357
                         Telephone No.: (213) 362-7334

or to such other address as any party may have furnished in writing to the other parties in the manner provided above. Any notice addressed to the Escrow Agent shall be effective only upon receipt. Notwithstanding the foregoing, notices address to the Escrow Agent shall be effective only upon receipt. If any Officer's Certificate, objection thereto or other notice or document of any kind is required to be delivered to the Escrow Agent or any other Person, the Escrow Agent may assume without inquiry that it has been received by such other person if it has been received by the Escrow Agent.

               (b) The Officer's Certificate as defined in Article VIII may be signed by the President, Vice President or Chief Financial Officer of Parent.

               (c) The captions in this Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Escrow Agreement.

               (d) This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

               (e) No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

               (f) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California, without regard to conflict of law principles thereof. The parties to this Escrow Agreement hereby agree to submit to personal jurisdiction in the State of California.

               IN WITNESS WHEREOF, each of the parties has executed this Escrow Agreement as of the date first above written.

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CALIFORNIA, N.A. as Escrow Agent


                                        By: _________________________________
                                            Name:  Joni D'Amico
                                            Title: Vice President


                                        DIGITAL ISLAND, INC.


                                        By: _________________________________
                                            Name:
                                            Title:


                                        THOMAS R. GOVREAU
                                        as Shareholders' Agent


                                        By: _________________________________
                                            Name:

                      SIGNATURE PAGE TO ESCROW AGREEMENT

                                    Annex A

                                 ARTICLE VIII

                                    Annex B

                                 SHAREHOLDERS

                                    Annex C

                                 FEE SCHEDULE

                                   EXHIBIT F
                                   ---------

                               VOTING AGREEMENT

          This Voting Agreement (this "Agreement") is made and entered into as of October __, 1999 by and between Sandpiper Networks, Inc., a California corporation ("Company"), and the undersigned stockholder ("Stockholder") of Digital Island, Inc., a Delaware corporation ("Parent"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement (as defined below).

                                   RECITALS

          WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of October 24, 1999 by and among Parent, Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company (such agreement as it may be amended is hereinafter referred to as the "Reorganization Agreement"), Merger Sub will be merged with and into Company (the "Merger"); the outstanding shares of capital stock of Company (the "Company Capital Stock") will be converted into common stock of Parent (the "Parent Shares") at the applicable exchange ratio set forth in the Reorganization Agreement; and the Company will become a wholly owned subsidiary of Parent (the "Transaction");

          WHEREAS, it is a condition of Company's willingness to enter into the Transaction that certain stockholders of Parent vote in favor of approval of the issuance of the Parent Shares in the Transaction, upon the terms and conditions set forth herein; and

          WHEREAS, Stockholder is either the registered or beneficial owner of, or holds or exercises, as an individual or in a representative capacity, through any contract, arrangement, relationship or otherwise, voting power with respect to, such number of shares of the outstanding common stock of Parent as is indicated on the signature page of this Agreement (the "Shares");

          NOW, THEREFORE, the parties agree as follows:

     1.   Share Ownership and Agreement to Retain Shares.
          ----------------------------------------------

          1.1  Transfer and Encumbrance.
               ------------------------

               (a) Stockholder represents and warrants to Company that: (i) Stockholder is either the registered or beneficial owner of, or holds or exercises, as an individual or in a representative capacity, through any contract, arrangement, relationship or otherwise, voting power with respect to, the Shares; (ii) the Shares constitute all of the shares of outstanding capital stock and voting securities of Parent as to which Stockholder is either the registered or beneficial owner, or as to which Stockholder holds or exercises, as an individual or in a representative capacity, through any contract, arrangement, relationship or otherwise, voting power; (iii) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares (except, with respect to Shares held by partnerships or trusts, the partners of such partnerships and the beneficiaries of such trusts, and with respect to share held by corporations, such corporations); (iv) the Shares are and will be at all times until the Expiration (as defined below) free and clear of any liens, claims, options, charges or other encumbrances (except with respect to federal or state securities laws); and (v) Stockholder's principal residence or place of business is set forth on the signature page hereto.

               (b) Other than this Agreement, at all times prior to the Expiration, Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of or encumber (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Shares or New Shares (as defined below) or any interest therein or enter into any contract, option, or other arrangement (including any profit sharing or other derivative arrangement) with respect to any Shares or any New Shares or any interest therein with any person other than pursuant to the Reorganization Agreement, unless prior to any such Transfer the transferee of such Shares or New Shares enters into and is bound by a voting agreement with Company on terms substantially identical to the terms of this Agreement, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any amendment of the Parent's Certificate of Incorporation or Bylaws or other proposal, action or transaction involving the Parent or any of its subsidiaries, which amendment or other proposal, action or transaction would or could reasonably be expected to prevent or materially impede , interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement or to dilute in any material respect the benefits to Company of the Merger and the other transactions contemplated by the Reorganization Agreement, or change in any manner the voting rights of any class or shares of Parent Shares (collectively, "Frustrating Transactions"). As used herein, the term "Expiration" shall mean the earlier to occur of (x) the Effective Time or (y) the valid termination of the Reorganization Agreement in accordance with its terms.

          1.2  New Shares. Stockholder agrees that any shares of capital stock
               ----------
of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial or record ownership or voting power after the date of this Agreement and prior to the Expiration ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.   Agreement to Vote Shares. Prior to the Expiration, Stockholder
          ------------------------
covenants and agrees as follows:

               (a) At each meeting of the stockholders of the Parent called to vote upon the issuance of Parent Shares in the Transaction, or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the issuance of the Parent Shares in the Transaction, is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares or New Shares in favor of the approval of the issuance of the Parent Shares in the Transaction and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Reorganization Agreement, and against any proposal, plan or offer to acquire all or any substantial part of the business, assets or capital stock of Parent, whether by merger or other business combinations, purchase of stock or assets, tender offer or otherwise, or to liquidate Parent or otherwise distribute to the Stockholders of Parent all or any substantial part of the business, assets or capital stock of the Company (each, an "Acquisition Proposal") or transaction or occurrence which if publicly proposed and offered to the Company and its Stockholders (or any of them) would be the subject of an Acquisition Proposal, or Frustrating Transaction.

               (b) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from acting in his capacity as a director of Parent, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in his capacity as Stockholder of Parent.

     3.   Irrevocable Proxy. Stockholder hereby agrees to timely deliver to
          -----------------
Company a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares and New Shares in respect of which Stockholder is entitled to vote at each meeting of the Stockholders of Parent (including, without limitation, each written consent in lieu of a meeting). In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Company a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Stockholder. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration.

     4.   Additional Covenants of Stockholder. Stockholder hereby represents,
          -----------------------------------
warrants and covenants to Company as follows:

               (a) Stockholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. Except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, the execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

               (b) Stockholder undertakes and agrees to indemnify and hold harmless Parent, Company, and each of their respective current and future officers and directors (an "Indemnified Person") within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses ("Claims") based upon, arising out of or resulting from any breach or nonfulfillment of any undertaking, covenant or agreement made herein by Stockholder, or caused by or attributable to Stockholder, or Stockholder's agents or employees, or representatives, brokers, dealers and/or underwriters insofar as they are acting on behalf of and in accordance with the instruction of or with the knowledge of Stockholder, in connection with or relating to any offer, sale, pledge, transfer or other disposition or encumbrance of any of the Parent Shares by or on behalf of Stockholder, which claim or claims result from any breach or nonfulfillment as set forth above. The indemnification set forth herein shall be in addition to any liability that Stockholder may otherwise have to the Indemnified Persons. Promptly after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Agreement, such Indemnified Person shall submit notice thereof to Stockholder. The omission by the Indemnified Person so to notify Stockholder of any such Claim shall not relieve Stockholder from any liability Stockholder may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of Stockholder to reduce or defend against such liability was adversely affected by such omission. The omission of the Indemnified Person so to notify Stockholder of any such Claim shall not relieve Stockholder from any liability Stockholder may have otherwise than hereunder. The Indemnified Persons and Stockholder shall cooperate with and assist one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith.

               (c) Stockholder shall take, or cause to be taken, all other actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all other things, reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Reorganization Agreement.

               (d) Until the Expiration, Stockholder shall not, and shall not authorize or permit any of its subsidiaries or affiliates (other than the Company), officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Stockholder or them to, issue any press release or make any other public statement with respect to the Reorganization Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Agreement without the prior written consent of Parent, except as may be required by applicable law.

               (e) Stockholder shall execute and deliver to Parent the Market Standoff Letter Agreement, substantially in the form attached hereto as Annex B.
                                                                        -------

     5.   Enforcement of Transfer Restrictions. Stockholder understands and
          ------------------------------------
agrees that (i) Parent shall be entitled to affix an appropriate legend to any certificate representing Shares or New Shares reflecting the restrictions set forth in this Agreement; and (ii) if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Parent shall not, and Stockholder hereby irrevocably instructs Parent not to, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

     6.   Additional Documents. Stockholder hereby covenants and agrees to
          --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company, to carry out the purpose and intent of this Agreement.

     7.   Consent and Waiver. Stockholder hereby gives any consents or waivers
          ------------------
that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

     8.   Termination. Sections 1, 2, and 3 hereof and the Proxy delivered in
          -----------
connection herewith shall terminate and shall have no further force or effect as of the Expiration.

     9.   Miscellaneous.
          -------------

          9.1  Severability. If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          9.2  Binding Effect and Assignment. This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the others. This Agreement is intended to bind Stockholder as a Stockholder of Parent only with respect to the specific matters set forth herein.

          9.3  Amendment and Modification. This Agreement may not be modified,
               --------------------------
amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

          9.4  Specific Performance; Injunctive Relief. The parties hereto
               ---------------------------------------
acknowledge that Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

          9.5  Notices. All notices, requests, demands or other communications
               -------
that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or delivered to a reputable overnight courier for overnight delivery, postage prepaid, as follows:

               (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

               (b)  if to Parent, to:

                    Digital Island, Inc.
                    45 Fremont Street
                    12th Floor
                    San Francisco, CA 94111
                    Attention:     Ruann F. Ernst
                    Facsimile No.: (415) 738-4141
                    Telephone No.: (415) 738-4100

               with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place
                    Palo Alto, CA 94303
                    Attention:     Curtis L. Mo, Esq.
                                   with a copy to Rod J. Howard, Esq.
                    Facsimile No.: (650) 496-2715
                    Telephone No.: (650) 424-0160

               (c)  if to Company, to:

                    Sandpiper Networks, Inc.
                    125 Auburn Ct.
                    Suite 210
                    Westlake Village, CA 91362
                    Attention:     Leo S. Spiegel
                    Facsimile No.: (805) 370-2101
                    Telephone No.: (805) 370-2100

               with a copy to:

                    Riordan & McKinzie LLP
                    5743 Corsa Avenue
                    Suite 116
                    Westlake Village, CA 91362
                    Attention:     Larry Weeks, Esq.
                    Facsimile No.: (818) 706-2956
                    Telephone No.: (818) 706-1800


or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

          9.6  Governing Law. This Agreement shall be governed by, construed and
               -------------
enforced in accordance with the internal laws of the State of California, without regard to the conflicts of laws principle thereof.

          9.7  Entire Agreement. This Agreement and the Proxy contain the
               ----------------
entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          9.8  Effect of Headings. The section headings herein are for
               ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

          9.9  Counterparts. This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SANDPIPER NETWORKS, INC.                STOCKHOLDER

By:________________________________     By:________________________________
Name:______________________________     (Signature)
Title:_____________________________

                                        ___________________________________
                                        (Signature of Spouse)


                                        ___________________________________
                                        (Social Security / Tax I.D. No.)


                                        ___________________________________
                                        (Print Name of Stockholder)


                                        ___________________________________
                                        (Print Street Address)


                                        ___________________________________
                                        (Print City, State and Zip)


                                        ___________________________________
                                        (Print Telephone Number)


                                        ___________________________________
                                        (Social Security or Tax I.D. Number)


Total Number of Shares:

Common Stock:______________________
State of Residence:________________

                      SIGNATURE PAGE TO VOTING AGREEMENT

                                    ANNEX A
                                    -------

                               IRREVOCABLE PROXY

                               TO VOTE STOCK OF

                             DIGITAL ISLAND, INC.

          The undersigned stockholder of Digital Island, Inc., a Delaware corporation ("Parent"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of Sandpiper Networks, Inc., a California corporation ("Company"), and each of them, or any other designee of Company, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned or as to which, the undersigned holds or exercises, as an individual or in a representative capacity, through any contract, arrangement, relationship or otherwise, voting power, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned or as to which the undersigned holds or exercises voting power as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration (as defined below).

          This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to, that certain Voting Agreement dated as of even date herewith by and among Company, and the undersigned (the "Stockholder Agreement"), and is granted in consideration of Company entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Parent, Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company, which Reorganization Agreement provides for the merger of Merger Sub with and into Company, the conversion of outstanding shares of Company capital stock into the right to receive Parent Common Stock (in accordance with the applicable exchange ratio), and for Company to become a wholly owned subsidiary of Parent (the "Merger"). As used herein, the term "Expiration" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement.

          The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares, at every annual, special or adjourned meeting of the stockholders of Parent in favor of approval of the issuance of the Parent Shares in the Transaction and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Reorganization Agreement, and against any proposal, plan or offer to acquire all or any substantial part of the business, assets or capital stock of Parent, whether by merger or other business combinations, purchase of stock or assets, tender offer or otherwise, or to liquidate Parent or otherwise distribute to the Stockholders of Parent all or any substantial part of the business, assets or capital stock of the Company (each, an "Acquisition Proposal") or transaction or occurrence which if publicly proposed and offered to the Parent and its Stockholders (or any of them) would be the subject of an Acquisition Proposal, or any amendment of the Parent's Certificate of Incorporation or Bylaws or other proposal, action or transaction involving the Parent or any of its subsidiaries, which amendment or other proposal, action or transaction would or could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement or to dilute in any material respect the benefits to Company of the Merger and the other transactions contemplated by the Reorganization Agreement, or change in any manner the voting rights of any class or shares of Parent Shares.

          The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

          All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

          This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: ___________________________
                                        _________________________________
                                        (Signature of Stockholder)


                                        _________________________________
                                        (Print Name of Stockholder)


                                        _________________________________
                                        Shares beneficially owned:


                                        ________ shares of Company Common
                                        Stock

                                    ANNEX B
                                    -------

                       Market Standoff Letter Agreement
                       --------------------------------


DIGITAL ISLAND, INC.
45 Fremont Street
12th Floor
San Francisco, CA 94111

          Re:  Proposed Merger of Digital Island, Inc. and Sandpiper Networks,
               ---------------------------------------------------------------
               Inc.
               ----

Ladies and Gentlemen:

          The undersigned understands that Sandpiper Networks, Inc., a California corporation ("Company") and Digital Island, Inc., a Delaware corporation ("Parent") have entered into an Agreement and Plan of Reorganization, dated as of October 24, 1999 (the "Reorganization Agreement"), pursuant to which Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent, will be merged with and into Company (the "Merger"). Capitalized terms not otherwise defined herein shall have the same meaning given to them in the Reorganization Agreement.

          In recognition of the benefit that the Merger will confer upon the undersigned as a securityholder, officer and/or director of Company and/or of Parent, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Parent, that, from the Effective Time until the earliest to occur of (a) the sale by Parent of shares of its common stock ("Parent Common Stock") for its own account in a bona fide, firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, (b) July 15, 2000, (c) the effective date of a merger of Parent with or into another corporation in which fifty (50%) or more of the voting power of Parent is disposed of, or the sale of all or substantially all of the assets of Parent; or
(d) such other date, and with such limitations, as may be approved by unanimous vote of the Board of Directors of Parent, the undersigned will not directly or indirectly (i) issue, offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Parent Common Stock or any securities convertible into or exchangeable or exercisable for Parent Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Parent Common Stock or any securities convertible into or exchangeable for the Parent Common Stock, whether any such swap transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise.

          The foregoing paragraph shall not apply to (a) transactions by any person relating to shares of Parent Common Stock or other securities acquired in open market transactions after the Effective Time or (b) transfers of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock to a member of the undersigned's immediate family or to a trust of which the undersigned or an immediate family member is the beneficiary (either one a "Transferee") provided that upon any such transfer, the Transferee shall sign a letter substantially similar to this letter agreement.

          The undersigned agrees and consents to the entry of stop transfer instructions with Parent's transfer agent against the transfer of shares of Parent Common Stock held by the undersigned unless such transfer is made in compliance with this Agreement. The undersigned understands and agrees that Parent shall be entitled to affix an appropriate legend to any certificate representing shares of Parent Common Stock reflecting the restrictions set forth in this Agreement.

          This Agreement is irrevocable and may only be amended in writing if agreed to by the unanimous vote of the Board of Directors of Parent.

          The undersigned agrees that the provisions of this letter agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

                                        Very truly yours,

   Date: __________________________
                                        ______________________________________
                                        (Name of Entity or Individual - Please
                                        Print)

                                        ______________________________________
                                        (Signature)

                                        ______________________________________
                                        (Name of Person signing on behalf of
                                        Entity, if applicable - Please Print)


                                        ______________________________________
                                        (Title of Person signing on behalf of
                                        Entity, if applicable - Please Print)


                                 On behalf of:

              SIGNATURE PAGE TO MARKET STANDOFF LETTER AGREEMENT

                                   EXHIBIT G
                                   ---------



                         FORM OF COMPANY LEGAL OPINION


                              __________, ______



Ladies and Gentlemen:

          We have acted as counsel for Sandpiper Networks, Inc., a California corporation ("Company"), in connection with the merger (the "Merger") of Beach Acquisition Corp., a California corporation ("Merger Sub") and a wholly owned subsidiary of Digital Island, Inc., a Delaware corporation ("Parent"), with and into Company pursuant to the Agreement and Plan of Reorganization dated as of October 24, 1999 (the "Reorganization Agreement"), among Parent, Merger Sub and Company. This opinion is rendered to you pursuant to Section 6.3(e) of the Reorganization Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Reorganization Agreement.

          [COMPANY COUNSEL TO PROVIDE STANDARD QUALIFICATION LANGUAGE]

          We are of the opinion that:

          1. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted.

          2. The authorized capital stock of Company consists of 40,000,000 shares of Common Stock, par value $.001 per share, of which [____________] shares of Common Stock are issued and outstanding, and 13,697,640 shares of Preferred Stock , per value $.001 per share, of which 9,885,981 shares have been designated Series A Preferred Stock, all of which are issued and outstanding, and 3,811,659 shares have been designated Series B Preferred Stock, all of which are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and nonassessable. On the date hereof, [___________] shares of Common Stock are subject to issuance upon exercise of outstanding options, and [________] shares of Common Stock are subject to issuance upon exercise of outstanding warrants.

          3. The Reorganization Agreement and the Escrow Agreement have been approved and adopted by the Board of Directors and the shareholders of Company; Company has full corporate power and authority to execute, deliver, and perform its obligations under the Reorganization Agreement and the Escrow Agreement; Company has taken all requisite corporate action to approve and adopt the Reorganization Agreement and the Escrow Agreement and to approve and to authorize the carrying out of the transactions contemplated thereunder; and each of the Reorganization Agreement and the Escrow Agreement has been duly executed and delivered by Company and constitute legal, valid and binding obligations of Company enforceable against Company in accordance with the terms thereof, except as such enforcement may be limited by (i) bankruptcy, insolvency, receivership or other similar laws affecting the rights of creditors generally, or (ii) general principles of equity, regardless of whether considered in a proceeding in law or equity.

          4. The execution and delivery of the Reorganization Agreement and the Escrow Agreement by Company, the performance by Company of its obligations thereunder and the consummation of the transactions contemplated by the Reorganization Agreement and the Escrow Agreement did not and will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit, or result in any other consequence, under (i) any provision of the certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended, of Company or any of its subsidiaries or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its subsidiaries or any of their respective properties or assets, except in the case of clause (i) for any conflicts, violations, defaults or other occurrences that would not (A) individually or in the aggregate have a Material Adverse Effect on Company or any of its subsidiaries or (B) prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by the Reorganization Agreement.

          5. Except as set forth in the Company Disclosure Schedule, there is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other Governmental Entity (either foreign or domestic) required by or with respect to Company in connection with the execution and delivery by Company of the Reorganization Agreement or the Escrow Agreement, the performance of Company's obligations thereunder or the consummation of the transactions contemplated thereby, that has not been obtained, except for (i) such consents, approvals, authorizations, registration or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of Parent Common Stock pursuant to the Merger; (ii) the filing of the Agreement of Merger with the Secretary of State of the State of California; (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended; and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent or its stockholders. Such opinion, however, shall be subject to the timely and proper completion of all filings and other actions contemplated above in this paragraph 5 where such filings and actions are to be undertaken on or after the date hereof.

          6. To our knowledge, no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation is pending or threatened to which Company or any of its assets or properties is a party which has had or could reasonably be expected to have a material adverse effect on the execution and delivery by Company of the Reorganization

Agreement or the Escrow Agreement, or the ability of Company to perform its obligations thereunder or to consummate the transactions contemplated thereby.

          This opinion relates solely to the laws of the State of California, and applicable Federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

          The opinions expressed herein are solely for your benefit in connection with the above transactions and may not be relied upon in any manner or for any purpose by any other person.

                                        Sincerely,

                                   EXHIBIT H
                                   ---------



                         FORM OF PARENT LEGAL OPINION


                              __________, ______



Ladies and Gentlemen:

          We have acted as counsel for Digital Island, Inc., a Delaware corporation ("Parent"), in connection with the merger (the "Merger") of Beach Acquisition Corp., a California corporation ("Merger Sub") and a wholly owned subsidiary of Digital Island, with and into Sandpiper Networks, Inc., a California corporation ("Company") pursuant to the Agreement and Plan of Reorganization dated as of October 24, 1999 (the "Reorganization Agreement"), among Parent, Merger Sub and Company. This opinion is rendered to you pursuant to Section 6.2 of the Reorganization Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Reorganization Agreement.

          [PARENT COUNSEL TO PROVIDE STANDARD QUALIFICATION LANGUAGE]

          We are of the opinion that:

          1. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

          2. Parent has full corporate power and authority to execute, deliver, and perform its obligations under the Reorganization Agreement and the Escrow Agreement; Parent has taken all requisite corporate action (including approval of its Board of Directors) to approve and adopt the Reorganization Agreement and the Escrow Agreement and to approve and to authorize the carrying out of the transactions contemplated thereunder; and each of the Reorganization Agreement and the Escrow Agreement has been duly executed and delivered by Parent and constitute legal, valid and binding obligations of Parent enforceable in accordance with the terms thereof; except as such enforcement may be limited by (i) bankruptcy, insolvency, receivership or other similar laws affecting the rights of creditors generally, or (ii) general principles of equity, regardless of whether considered in a proceeding in law or equity.

          3. The shares of Parent Common Stock to be delivered in exchange for shares of Company Common Stock are duly authorized and will, when issued as contemplated by the Reorganization Agreement, be validly issued, fully paid and non-assessable; a sufficient number of shares of Parent Common Stock have been duly authorized and validly reserved for issuance upon exercise of Company Options being assumed by Parent pursuant to the Reorganization Agreement, and such reserved shares, when issued in accordance with the terms of such options, will be validly issued, fully paid and nonassessable.

          4. The execution, delivery and performance of the Reorganization Agreement and the Escrow Agreement by Parent and the carrying out of the transactions contemplated by the Reorganization Agreement and the Escrow Agreement to be carried out by Parent did not and will not conflict with or constitute a violation under the charter documents of Parent.

          5. To our knowledge, no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation is pending or threatened to which Parent or any of its assets or properties is a party which has had or could reasonably be expected to have a material adverse effect on the execution and delivery by Parent of the Reorganization Agreement, or the ability of Parent to perform its obligations thereunder or to consummate the transactions contemplated thereby.

          6. Except as set forth in the Parent Disclosure Schedule, there is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) required by Parent or with respect to its assets or properties or otherwise for the consummation of the transactions contemplated by the Reorganization Agreement and the Agreement of Merger that has not been obtained, except for (i) such consents, approvals, authorizations, registration or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of Parent Common Stock pursuant to the Merger, (ii) acceptance for filing of the Agreement of Merger together with any appropriate tax clearance certificate by the California Secretary of State, (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company or its shareholders. Such opinion, however, shall be subject to the timely and proper completion of all filings and other actions contemplated above in this paragraph 6 where such filings and actions are to be undertaken on or after the date hereof.

          This opinion relates solely to the laws of the State of California, and applicable Federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

          The opinions expressed herein are solely for your benefit in connection with the above transactions and may not be relied upon in any manner or for any purpose by any other person.

                                        Sincerely,

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